Exhibit 99.2
ITEM 8.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cinedigm Digital Cinema Corp.

We have audited the accompanying consolidated balance sheets of Cinedigm Digital Cinema Corp. (the "Company") as of March 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ EisnerAmper LLP

Edison, New Jersey
June 10, 2011, except for Notes 1, 2, 3, 4, 5, 6, 10, 12, and 14, as to which the date is April 19, 2012

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	As Adjusted (See Note 1)
	March 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$10,748	$9,094
Restricted available-for-sale investments	6,480	5,927
Accounts receivable, net	13,103	6,666
Deferred costs, current portion	2,043	2,242
Unbilled revenue, current portion	6,562	3,833
Prepaid and other current assets	962	1,138
Note receivable, current portion	438	713
Assets held for sale	25,170	33,223
Total current assets	65,506	62,836
Restricted available-for-sale investments	—	2,004
Restricted cash	5,751	7,168
Security deposits	178	254
Property and equipment, net	216,562	205,750
Intangible assets, net	697	1,024
Capitalized software costs, net	3,362	3,810
Goodwill	5,765	5,765
Deferred costs, net of current portion	7,537	6,756
Unbilled revenue, net of current portion	834	964
Note receivable, net of current portion	1,296	816
Total assets	$307,488	$297,147

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(continued)

	As Adjusted (See Note 1)
	March 31,
	2011	2010
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,625	$4,031
Current portion of notes payable, non-recourse	28,483	26,508
Current portion of capital leases	13	11
Current portion of deferred revenue	3,060	875
Current portion of customer security deposits	48	—
Liabilities as part of assets held for sale	12,564	15,822
Total current liabilities	51,793	47,247
Notes payable, non-recourse, net of current portion	164,071	146,793
Notes payable, net of current portion	78,169	69,521
Capital leases, net of current portion	—	14
Warrant liability	—	19,195
Interest rate swap	1,971	1,535
Deferred revenue, net of current portion	9,688	1,541
Customer security deposits, net of current portion	9	9
Total liabilities	305,701	285,855
Commitments and contingencies (see Note 8)
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 and 8 shares issued and outstanding at March 31, 2011 and March 31, 2010, respectively. Liquidation preference $3,698	3,250	3,583
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 32,320,287 and 28,104,235 shares issued and 32,268,847 and 28,052,795 shares outstanding at March 31, 2011 and March 31, 2010, respectively	32	28
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 25,000 and 733,81 shares issued and outstanding, at March 31, 201 and March 31, 2010, respectively	—	1
Additional paid-in capital	196,420	175,937
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(197,648)	(168,018)
Accumulated other comprehensive loss	(95)	(67)
Total stockholders’ equity	1,787	11,292
Total liabilities and stockholders’ equity	$307,488	$297,147

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	As Adjusted (See Note 1)
	For the Fiscal Years Ended March 31,
	2011	2010
Revenues	$58,439	$50,464
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	4,329	5,004
Selling, general and administrative	11,777	9,942
Provision for doubtful accounts	144	(95)
Research and development	256	130
Restructuring and transition expenses	1,403	—
Depreciation and amortization of property and equipment	31,916	29,834
Amortization of intangible assets	333	348
Total operating expenses	50,158	45,163
Income from operations	8,281	5,301
Interest income	154	312
Interest expense	(26,991)	(33,583)
(Loss) gain on extinguishment of debt	(4,448)	10,744
Other expense, net	(433)	(570)
Change in fair value of warrant liability	3,142	2,994
Change in fair value of interest rate swap	(1,326)	(8,463)
Net loss from continuing operations	$(21,621)	$(23,265)
Loss from discontinued operations	(8,237)	(6,243)
Gain on disposal of discontinued operations	622	—
Net loss	(29,236)	(29,508)
Preferred stock dividends	(394)	(400)
Net loss attributable to common stockholders	$(29,630)	$(29,908)
Net loss per Class A and Class B common share - basic and diluted:
Loss from continuing operations	$(0.71)	$(0.82)
Loss from discontinued operations	(0.25)	(0.22)
	$(0.96)	$(1.04)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	30,794,102	28,624,154

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Fiscal Years Ended March 31,
	2011	2010
Cash flows from operating activities
Net loss	$(29,236)	$(29,508)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of assets	—	19
Gain from sale of the information technology services operation	(622)	—
Depreciation and amortization of property and equipment and amortization of intangible assets	37,327	36,013
Amortization of capitalized software costs	636	659
Amortization of debt issuance costs included in interest expense	2,040	2,059
Provision for doubtful accounts	581	535
Stock-based compensation	2,265	1,481
Non-cash interest expense	—	2,934
Accretion of note payable discount included in interest expense	2,410	1,373
Change in fair value of interest rate swap	1,326	(2,994)
Change in fair value of warrant liability	(3,142)	8,463
Realized loss on restricted available-for-sale investments	87	32
Interest expense added to note payable	6,502	3,880
Extinguishment of note payable	4,448	(10,744)
Changes in operating assets and liabilities:
Accounts receivable	(6,862)	(76)
Unbilled revenue	19	(966)
Prepaid expenses and other current assets	(2,474)	80
Other assets	4,000	110
Accounts payable and accrued expenses	1,937	(4,246)
Deferred revenue	8,784	1,098
Other liabilities	49	(254)
Net cash provided by operating activities	30,075	9,948
Cash flows from investing activities
Purchases of property and equipment	(43,306)	(14,229)
Purchases of intangible assets	(45)	—
Additions to capitalized software costs	(572)	(838)
Sales/maturities of restricted available-for-sale investments	6,115	3,446
Purchase of restricted available-for-sale investments	(4,676)	(11,361)
Restricted cash	1,417	3,588
Net cash used in investing activities	(41,067)	(19,394)
Cash flows from financing activities
Repayment of notes payable	(35,646)	(43,180)
Proceeds from notes payable	170,775	76,513
Repayment of credit facilities	(155,042)	(32,288)
Proceeds from credit facilities	37,601	8,884
Payments of debt issuance costs	(5,987)	(6,234)
Principal payments on capital leases	(130)	(952)
Costs associated with issuance of Series A preferred stock	—	(8)
Net proceeds from issuance of Class A common stock	1,141	—
Costs associated with issuance of Class A common stock	(66)	(23)
Net cash provided by financing activities	12,646	2,712
Net change in cash and cash equivalents	1,654	(6,734)
Cash and cash equivalents at beginning of year	9,094	15,828
Cash and cash equivalents at end of year	$10,748	$9,094

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)

	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’	Total Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity	Loss
Balances as of March 31, 2009	8	$3,476	27,544,315	$27	733,811	$1	(51,440)	$(172)	$173,565	$(138,110)	$ —	$38,787
Other comprehensive loss: Unrealized losses on available-for-sale investment securities	—	—	—	—	—	—	—	—	—	—	(67)	(67)	(67)
Issuance of common stock in connection with the vesting of restricted stock	—	—	139,920	—	—	—	—	—	—	—	—	—
Issuance of common stock for professional services in connection with the issuance of 2009 Notes	—	—	200,000	1	—	—	—	—	197	—	—	198
Issuance of common stock in payment of interest on the 2007 Senior Notes	—	—	220,000	—	—	—	—	—	405	—	—	405
Accretion of preferred stock dividends	—	107	—	—	—	—	—	—	(107)	—	—	—
Costs associated with issuance of Series A preferred stock	—	—	—	—	—	—	—	—	(8)	—	—	(8)
Issuance of common stock warrants in connection with the issuance of 2009 Notes	—	—	—	—	—	—	—	—	427	—	—	427
Preferred stock dividends	—	—	—	—	—	—	—	—	—	(400)	—	(400)
Costs associated with issuance of common stock	—	—	—	—	—	—	—	—	(23)	—	—	(23)
Stock-based compensation	—	—	—	—	—	—	—	—	1,481	—	—	1,481
Net loss	—	—	—	—	—	—	—	—	—	(29,508)	—	(29,508)	(29,508)
Balances as of March 31, 2010	8	$3,583	28,104,235	$28	733,811	$1	(51,440)	$(172)	$175,937	$(168,018)	$(67)	$11,292	$(29,575)

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)
	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’	Total Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity	Loss
Balances as of March 31, 2010	8	$3,583	28,104,235	$28	733,811	$1	(51,440)	$(172)	$175,937	$(168,018)	(67)	$11,292
Other comprehensive loss: Unrealized losses on available-for-sale investment securities	—	—	—	—	—	—	—	—	—	—	(28)	(28)	(28)
Issuance of common stock in connection with the exercise of warrants	—	—	1,048,633	1	—	—	—	—	440	—	—	441
Issuance of common stock in connection with the cashless exercise of warrants	(1)	(441)	700,000	1	—	—	—	—	440	—	—	—
Issuance of common stock in connection with the vesting of restricted stock	—	—	399,898	—	—	—	—	—	—	—	—	—
Issuance of common stock for the services of Directors	—	—	267,068	—	—	—	—	—	—	—	—	—
Issuance of common stock in payment of preferred stock dividends	—	—	476,776	1	—	—	—	—	654	—	—	655
Issuance of common stock for professional services of third parties	—	—	68,028	—	—	—	—	—	104	—	—	104
Issuance of common stock in connection with the issuance of stock purchase agreements	—	—	483,278	—	—	—	—	—	700	—	—	700
Conversion of Class B to Class A	—	—	708,811	1	(708,811)	(1)	—	—	—	—	—	—
Issuance of common stock for payment of bonus	—	—	63,560	—	—	—	—	—	—	—	—	—
Fair value of warrant liability upon the effectiveness of a registration statement	—	—	—	—	—	—	—	—	16,054	—	—	16,054
Accretion of preferred stock dividends	—	108	—	—	—	—	—	—	(108)	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—	—	(394)	—	(394)
Costs associated with issuance of common stock	—	—	—	—	—	—	—	—	(66)	—	—	(66)
Stock-based compensation	—	—	—	—	—	—	—	—	2,265	—	—	2,265
Net loss	—	—	—	—	—	—	—	—	—	(29,236)	—	(29,236)	(29,236)
Balances as of March 31, 2011	7	$3,250	32,320,287	$32	25,000	$—	(51,440)	$(172)	$196,420	$(197,648)	$(95)	$1,787	$(29,264)

See accompanying notes to Consolidated Financial Statements

CINEDIGM DIGITAL CINEMA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended March 31, 2011 and 2010
($ in thousands, except for per share data)

1.        NATURE OF OPERATIONS

Cinedigm Digital Cinema Corp. was incorporated in Delaware on March 31, 2000 (“Cinedigm”, and collectively with its subsidiaries, the “Company”).

The Company is a digital cinema services, software and content marketing and distribution company driving the conversion of the exhibition industry from film to digital technology.  The Company provides a digital cinema platform that combines technology solutions, financial advice and guidance, and software services to content owners and distributors and to movie exhibitors.  Cinedigm leverages this digital cinema platform with a series of business applications that utilize the platform to capitalize on the new business opportunities created by the transformation of movie theatres into networked entertainment centers.  The two main applications provided by Cinedigm include (i) its digital entertainment origination, marketing and distribution business focused on alternative content and independent film; and (ii) its operational and analytical software applications.  Historically, the conversion of an industry from analog to digital has created new revenue and growth opportunities as well as an opening for new players to emerge to capitalize on this technological shift.

Subsequent to the filing of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “Annual Report”), the Company discontinued the following former businesses:

•
In September 2011, the Company completed the sale of its cinema advertising services business, Unique Screen Media ("USM") to a third party, which was previously included in our Content & Entertainment segment; and

•
In November 2011, the Company completed the sale of the majority of assets of Digitial Media Services Division (“DMS”) digital distribution and delivery business to a third party, which was previously included in our Services segment.

As a consequence, it was determined that the above former businesses met the criteria for classification as discontinued operations during the respective periods and their respective assets and liabilities met the criteria for classification as “assets held for sale” and “liabilities as part of assets held for sale”, respectively. The consolidated financial statements and the notes to consolidated financial statements presented herein have been recast solely to reflect, for all periods presented, the adjustments resulting from these changes in classification. Accordingly, where applicable, the consolidated financial statements and the notes to consolidated financial statements presented herein have been labeled “As Adjusted.” Please see Note 3 for further information.

Except as described above, the financial information contained in the consolidated financial statements and the notes to consolidated financial statements presented herein does not reflect events occurring after the date of the audit report included in our 2011 Annual Report, and does not modify or update those disclosures that may have been affected by subsequent events. For a discussion of other events and developments relating to our Company which occurred subsequent to the filing date of the Annual Report, please refer to the reports and other information we filed with SEC since the filing date of the Annual Report, including, but not limited to, our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2011, September 30, 2011 and December 31, 2011.

Our focus is in four primary businesses as follows: the first digital cinema deployment (“Phase I Deployment”), the second digital cinema deployment (“Phase II Deployment”), digital cinema services (“Services”) and media content and entertainment (“Content & Entertainment”).  The Phase I Deployment and Phase II Deployment segments are the non-recourse, financing vehicles and administrators for the Company’s digital cinema equipment (the “Systems”) installed in movie theatres nationwide.  The Services segment provides services and support to the Phase I Deployment and Phase II Deployment segments as well as to exhibitors and other third party customers.  Included in these services are asset management services for a specified fee via service agreements with Phase I Deployment and Phase II Deployment; and software license, maintenance and consulting services.  These services primarily facilitate the conversion from analog (film) to digital cinema and have positioned the Company at what it believes to be the forefront of a rapidly developing industry relating to the distribution and management of digital cinema and other content to theatres and other remote venues worldwide.  The Content & Entertainment segment provides content marketing and distribution services to alternative and independent film content owners and to theatrical exhibitors.

In addition to the above, the Company has classified certain of its businesses as discontinued operations, including the motion picture exhibition to the general public (“Pavilion Theatre”), information  technology consulting services and managed network monitoring services (“Managed Services”) and hosting services and network access for other web hosting services (“Access Digital Server Assets”), all of which were separate reporting units previously included in our former "Other" segment.  In August 2010, the Company sold both Managed Services and the Access Digital Server Assets to third parties.  In May 2011, the Company completed the sale of certain assets and liabilities of the Pavilion Theatre to a third party, which was a separate reporting unit previously included in our former "Other" segment. Overall, the Company's goal is to aid in the transformation of movie theatres to entertainment centers by providing a platform of hardware, software and content choices. Additional information related to the Company's reportable segments can be found in Note 10.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATION

For the fiscal years ended March 31, 2011 and 2010, the Company incurred net losses of $29,236 and $29,508, respectively. For the fiscal years ended March 31, 2011 and 2010, the Company’s operating activities provided cash of $30,075 and $9,948, respectively. The Company has an accumulated deficit of $197,648 as of March 31, 2011. The Company also has significant contractual obligations related to its recourse and non-recourse debt for fiscal year 2012 and beyond.  Management expects that the Company will continue to generate net losses for the foreseeable future.  Based on the Company’s cash position at March 31, 2011, and expected cash flows from operations, management believes that the Company has the ability to meet its obligations through March 31, 2012. The Company has signed commitment letters for additional non-recourse debt capital, primarily to meet equipment requirements related to the Company’s Phase II Deployment, and there is no assurance that financing for the Phase II Deployment will be completed as contemplated or under terms acceptable to the Company or its existing stockholders. Failure to generate additional revenues, raise additional capital or manage discretionary spending could have a material adverse effect on the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements include the accounts of Cinedigm, Access Digital Media, Inc. (“AccessDM”), Hollywood Software, Inc. d/b/a Cinedigm Software (“Software”), Core Technology Services, Inc. (“Managed Services”)(sold in August 2010), FiberSat Global Services, Inc. d/b/a Cinedigm Satellite and Support Services (“Satellite”), ADM Cinema Corporation (“ADM Cinema”) d/b/a the Pavilion Theatre (the “Pavilion Theatre”)(certain assets and liabilities sold in May 2011), Christie/AIX, Inc. d/b/a Cinedigm Digital Cinema (“Phase 1 DC”), PLX Acquisition Corp., UniqueScreen Media, Inc. (sold in September 2011),  Vistachiara Productions, Inc. f/k/a The Bigger Picture, currently d/b/a Cinedigm Content and Entertainment Group  (“CEG”), Access Digital Cinema Phase 2 Corp. (“Phase 2 DC”), Access Digital Cinema Phase 2 B/AIX Corp. (“Phase 2 B/AIX”) and Cinedigm Digital Funding I, LLC (“CDF I”). AccessDM and Satellite are together referred to as the Digital Media Services Division (the majority of which was sold in November 2011). All intercompany transactions and balances have been eliminated.

RECLASSIFICATION

The assets and liabilities of the Pavilion Theatre, Managed Services, USM and the Access Digital Server and DMS Assets have been reported as assets held for sale and discontinued operations for all periods presented.  The March 31, 2010 consolidated balance sheet and  statement of operations were reclassified to conform to the current period presentation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be “cash equivalents.”  The Company maintains bank accounts with major banks, which from time to time may exceed the Federal Deposit Insurance Corporation’s (“FDIC”) insured limits. The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal.

ADVERTISING

Advertising costs are expensed as incurred and are included in selling, general and administrative expenses.

RESTRICTED AVAILABLE-FOR-SALE INVESTMENTS

In connection with the $75,000 Senior Secured Note issued in August 2009 (see Note 6), the Company was required to segregate a portion of the proceeds into marketable securities which will be used to pay interest over the first two years.  The Company classifies the marketable securities as restricted available-for-sale investments and accordingly, these investments are recorded at fair value.

In connection with the $172,500 term loans issued in May 2010 (see Note 6), the Company segregated $3,873 of the proceeds into an account to be used to fund the purchase of satellite equipment for DMS.

Restricted available-for-sale investment securities with a maturity of twelve months or less are classified as short-term and investment securities with a maturity greater than twelve months are classified as long-term.  As of March 31, 2011, there were no long-term restricted available-for-sale investments.

The changes in the value of these investments are recorded in other comprehensive loss in the consolidated financial statements.  Realized gains and losses are recorded in the consolidated statements of operations when securities mature or are redeemed.  During the fiscal years ended March 31, 2011 and 2010, the Company recognized realized losses of $87 and $32, respectively.

The carrying value and fair value of restricted available-for-sale investments were as follows:

	As of March 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$710	$—	$(42)	$668
Obligations of U.S. government agencies and FDIC guaranteed bank debt	1,270	—	(51)	1,219
Corporate debt securities	—	—	—	—
Other interest bearing securities	4,595	—	(2)	4,593
	$6,575	$—	$(95)	$6,480

	As of March 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$2,709	$1	$(29)	$2,681
Obligations of U.S. government agencies and FDIC guaranteed bank debt	4,395	—	(36)	4,359
Corporate debt securities	506	—	(1)	505
Other interest bearing securities	388	—	(2)	386
	$7,998	$1	$(68)	$7,931

DEFERRED COSTS

Deferred costs primarily consist of unamortized debt issuance costs which are amortized on a straight-line basis over the term of the respective debt.  The straight-line basis is not materially different from the effective interest method.  Other deferred costs are advertising production, post production and technical support costs related to developing and displaying advertising that are expensed in conjunction with advertising revenue under advertising contracts.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation expense is recorded using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment	3-5 years
Digital cinema projection systems	10 years
Other projection system equipment	5 years
Machinery and equipment	3-10 years
Furniture and fixtures	3-6 years
Vehicles	5 years

Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the leasehold improvements. Maintenance and repair costs are charged to expense as incurred. Major renewals, improvements and additions are capitalized.  Upon the sale or other disposition of any property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and the gain or loss on disposal is included in the statement of operations.

ACCOUNTING FOR DERIVATIVE ACTIVITIES

Derivative financial instruments are recorded at fair value.  In May 2010, the Company settled the interest rate swap in place with the GE Credit Facility.  In June 2010, the Company executed three separate interest rate swap agreements (the “Interest Rate Swaps”) to limit the Company’s exposure to changes in interest rates related to the 2010 Term Loans.  Changes in fair value of derivative financial instruments are either recognized in accumulated other comprehensive loss (a component of stockholders' equity) or in the consolidated statement of operations depending on whether the derivative qualifies for hedge accounting.  The Company has not sought hedge accounting and therefore, changes in the value of its Interest Rate Swaps were recorded in the consolidated statements of operations (see Note 6).

FAIR VALUE MEASUREMENTS

The fair value measurement disclosures are grouped into three levels based on valuation factors:

•	Level 1 – quoted prices in active markets for identical investments
•	Level 2 – other significant observable inputs (including quoted prices for similar investments, market corroborated inputs, etc.)
•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments)

Assets and liabilities measured at fair value on a recurring basis use the market approach, where prices and other relevant information are generated by market transactions involving identical or comparable assets or liabilities.

 The following tables summarize the levels of fair value measurements of the Company’s financial assets:

	As of March 31, 2011
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$10,748	$—	$—	$10,748
Restricted available-for-sale investments	668	5,812	—	6,480
Restricted cash	5,751	—	—	5,751
Interest rate swap	—	(1,971)	—	(1,971)
	$17,167	$3,841	$—	$21,008

	As of March 31, 2010
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$9,094	$—	$—	$9,094
Restricted available-for-sale investments	153	7,778	—	7,931
Restricted cash	7,168	—	—	7,168
Interest rate swap	—	(1,535)	—	(1,535)
Warrant liability	—	—	(19,195)	(19,195)
	$16,415	$6,243	$(19,195)	$3,463

The reconciliation of the Level 3 warrant liability is as follows:

Balance at March 31, 2010	$19,195
Change in fair value of warrant liability included in earnings	(3,142)
Transfer out of Level 3 to stockholders' equity	(16,053)
Balance at March 31, 2011	$—

The Company’s cash and cash equivalents, accounts receivable, unbilled revenue and accounts payable and accrued expenses are financial instruments and are recorded at cost in the consolidated balance sheets. The estimated fair values of these financial instruments approximate their carrying amounts because of their short-term nature.  The carrying amount of notes receivable approximates the fair value based on the discounted cash flows of that instrument using current assumptions at the balance sheet date.  At March 31, 2011, the estimated fair value of the Company’s fixed rate debt was $102,985, compared to a carrying amount of $79,562.  At March 31, 2011 the estimated fair value of the Company’s variable rate debt was $193,218, compared to a carrying amount of $191,309.  The fair value of fixed rate and variable rate debt is estimated by management based upon current interest rates available to the Company at the respective balance sheet date for arrangements with similar terms and conditions.  Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable and capital lease obligations approximates fair value.

CONCENTRATIONS OF CREDIT RISK

The Company’s customer base is primarily throughout the United States.  The Company routinely assesses the financial strength of its customers and the status of its accounts receivable and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a result, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

The Company determines its allowance by considering a number of factors, including the length of time such receivables are past due, the Company’s previous loss history, and the customer’s current ability to pay its obligation to the Company.  The Company writes off receivables when all collection efforts have been exhausted.

CONCENTRATIONS OF SUPPLIER RISK

The Company currently purchases Systems from a limited number of suppliers. The inability to obtain certain components on a timely basis would limit the Company’s ability to complete installation of such Systems in a timely manner and could affect the amount of future revenues.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the recoverability of its long-lived assets when events or conditions exist that indicate a possible impairment exists. The assessment for recoverability is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted net cash flows. If the total of expected future undiscounted net cash flows is less than the total carrying value of the assets the asset is deemed not to be recoverable and possibly impaired.  The Company then estimates the fair value of the asset to determine whether an impairment loss should be recognized.  An impairment loss will be recognized if the difference between the fair value and the carrying value of the asset exceeds its fair value.  Fair value is determined by computing the expected future discounted cash flows.  For the fiscal years ended March 31, 2011 and 2010, no impairment charge was recorded for long-lived assets.

GOODWILL AND INTANGIBLE ASSETS

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business.  Goodwill and intangible assets with indefinite lives are not amortized; rather, they are tested for impairment on at least an annual basis. Intangible assets with finite lives, primarily customer relationships, non-compete agreements, patents and software technology, are amortized over their useful lives.

In order to test goodwill, a determination of the fair value of our reporting units is required and is based, among other things, on estimates of future operating performance of the reporting unit and/or the component of the entity being valued. The Company is required to complete an impairment test for goodwill and record any resulting impairment losses at least on an annual basis or more often if warranted by events or changes in circumstances indicating that the carrying value may exceed fair value (“impairment indicators”). This impairment test includes the projection and discounting of cash flows, analysis of our market factors impacting the businesses the Company operates and estimating the fair values of tangible and intangible assets and liabilities. Estimating future cash flows and determining their present values are based upon, among other things, certain assumptions about expected future operating performance and appropriate discount rates determined by management.

The Company’s process of evaluating goodwill for impairment involves the determination of fair value of its goodwill reporting units: Software and CEG.  The Company conducts its annual goodwill impairment analysis during the fourth quarter of each fiscal year, measured as of March 31, unless triggering events occur which require goodwill to be tested at another date.

Inherent in the fair value determination for each reporting unit are certain judgments and estimates relating to future cash flows, including management’s interpretation of current economic indicators and market conditions, and assumptions about the Company’s strategic plans with regard to its operations. To the extent additional information arises, market conditions change or the Company’s strategies change, it is possible that the conclusion regarding whether the Company’s remaining goodwill is impaired could change and result in future goodwill impairment charges that will have a material effect on the Company’s consolidated financial position or results of operations.

The discounted cash flow methodology establishes fair value by estimating the present value of the projected future cash flows to be generated from the reporting unit. The discount rate applied to the projected future cash flows to arrive at the present value is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows.  The discounted cash flow methodology uses our projections of financial performance for a five-year period.  The most significant assumptions used in the discounted cash flow methodology are the discount rate, the terminal value and expected future revenues and gross margins, which vary among reporting units. The discount rates utilized were 16.0% - 27.5% based on the estimated market participant weighted average cost of capital (“WACC”) for each unit.  The market participant based WACC for each unit gives consideration to factors including, but not limited to, capital structure, historic and projected financial performance, and size.

The market multiple methodology establishes fair value by comparing the reporting unit to other companies that are similar, from an operational or industry standpoint and considers the risk characteristics in order to determine the risk profile relative to the comparable companies as a group.  The most significant assumptions are the market multiplies and the control premium. The Company has elected not to apply a control premium to the fair value conclusions for the purposes of impairment testing.

The Company then assigns a weighting to the discounted cash flows and market multiple methodologies to derive the fair value of the reporting unit.  The income approach is weighted 70% and the market approach is weighted 30% to derive the fair value of the reporting unit.  The weightings are evaluated each time a goodwill impairment assessment is performed and give consideration to the relative reliability of each approach at that time.

Information related to the goodwill allocated to the Company’s continuing operations is detailed below (as adjusted, see Note 1):

	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
As of March 31, 2011	$—	$—	$4,197	1,568	$—	$5,765
As of March 31, 2010	$—	$—	$4,197	$1,568	$—	$5,765

Information related to the goodwill allocated to the Company’s discontinued operations can be found in Note 3.

The fair values derived in our impairment testing assume increases in revenue growth and profitability for the fiscal year ended March 31, 2012 and beyond and continued significant growth in revenue and profitability for the Services segment for fiscal year ended March 31, 2012 as a result of increased Systems for our Phase 2 Deployment.  The number of Systems, and the use of alternative content on those Systems, are the primary revenue drivers for our goodwill reporting units.  Growth in the number of deployed Systems is driven by many factors including audience demand for 3D content, the amount of digital content (including 3D and alternative content such as concerts and sporting events) being made available by the Hollywood studios and content owners, and the adoption rate of digital technology by exhibitors, all of which the Company sees as continuing its strong pace. The strong growth assumed, however, is the primary driver of the use of discount rates comparable to those typically applied to early-stage, venture capital backed companies.

For the fiscal years ended March 31, 2011 and 2010, no impairment charge was recorded for goodwill related to the Company's continued operations.

As of March 31, 2011, the Company’s finite-lived intangible assets consisted of customer relationships and agreements, theatre relationships, covenants not to compete, trade names and trademarks and Federal Communications Commission licenses (for satellite transmission services), which are estimated to have useful lives ranging from two to ten years.  For the fiscal years ended March 31, 2011 and 2010, no impairment charge was recorded for intangible assets.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Internal Use Software

The Company accounts for internal use software development costs based on three distinct stages.  The first stage, the preliminary project stage, includes the conceptual formulation, design and testing of alternatives.  The second stage, or the program instruction phase, includes the development of the detailed functional specifications, coding and testing.  The final stage, the implementation stage, includes the activities associated with placing a software project into service.  All activities included within the preliminary project stage are considered research and development and expensed as incurred.  During the program instruction phase, all costs incurred until the software is substantially complete and ready for use, including all necessary testing, are capitalized, Capitalized costs are amortized when the software is ready for its intended use on a straight-line basis over estimated lives ranging from three to five years.

Software to be Sold, Licensed or Otherwise Marketed

Software development costs that are incurred subsequent to establishing technological feasibility, when it is determined that the software can be produced to meet its design specifications, are capitalized until the product is available for general release. Amounts capitalized as software development costs are amortized using the greater of revenues during the period compared to the total estimated revenues to be earned or on a straight-line basis over estimated lives ranging from three to five years. The Company reviews capitalized software costs to determine if any impairment exists on a periodic basis.  Amortization of capitalized software development costs, included in direct operating costs, for the fiscal years ended March 31, 2011 and 2010 amounted to $636 and $659, respectively.

REVENUE RECOGNITION

Phase I Deployment and Phase II Deployment

Virtual print fees (“VPFs”) are earned pursuant to contracts with movie studios and distributors, whereby amounts are payable by a studio to Phase 1 DC, CDF I and to Phase 2 DC, when movies distributed by the studio are displayed on screens utilizing the Company’s Systems installed in movie theatres.  VPFs are earned and payable to Phase 1 DC and CDF I based on a defined fee schedule with a reduced VPF rate year over year until the sixth year (calendar 2011) at which point the VPF rate remains unchanged through the tenth year.  One VPF is payable for every digital title displayed per System. The amount of VPF revenue is dependent on the number of movie titles released and displayed using the Systems in any given accounting period. VPF revenue is recognized in the period in which the digital title first plays on a System for general audience viewing in a digitally-equipped movie theatre, as Phase 1 DC’s, CDF I’s and Phase 2 DC’s performance obligations have been substantially met at that time.

Phase 2 DC’s agreements with distributors require the payment of VPFs, according to a defined fee schedule, for ten years from the date each system is installed; however, Phase 2 DC may no longer collect VPFs once “cost recoupment,” as defined in the agreements, is achieved.  Cost recoupment will occur once the cumulative VPFs and other cash receipts collected by Phase 2 DC have equaled the total of all cash outflows, including the purchase price of all Systems, all financing costs, all “overhead and ongoing costs”, as defined, and including the Company’s service fees, subject to maximum agreed upon amounts during the three-year rollout period and thereafter, plus a compounded return on any billed but unpaid overhead and ongoing costs, of 15% per year.  Further, if cost recoupment occurs before the end of the eighth contract year, a one-time “cost recoupment bonus” is payable by the studios to the Company.  Any other cash flows, net of expenses, received by Phase 2 DC following the achievement of cost recoupment are required to be returned to the distributors on a pro-rata basis. At this time, the Company cannot estimate the timing or probability of the achievement of cost recoupment.

Alternative content fees (“ACFs”) are earned pursuant to contracts with movie exhibitors, whereby amounts are payable to Phase 1 DC, CDF I and to Phase 2 DC, generally as a percentage of the applicable box office revenue derived from the exhibitor’s showing of content other than feature films, such as concerts and sporting events (typically referred to as “alternative content”).  ACF revenue is recognized in the period in which the alternative content first opens for audience viewing.

Services

For software multi-element licensing arrangements that do not require significant production, modification or customization of the licensed software, revenue is recognized for the various elements as follows: revenue for the licensed software element is recognized upon delivery and acceptance of the licensed software product, as that represents the culmination of the earnings process and the Company has no further obligations to the customer, relative to the software license. Revenue earned from consulting services is recognized upon the performance and completion of these services. Revenue earned from annual software maintenance is recognized ratably over the maintenance term (typically one year).

Revenue is deferred in cases where:  (1) a portion or the entire contract amount cannot be recognized as revenue, due to non-delivery or pre-acceptance of licensed software or custom programming, (2) uncompleted implementation of application service provider arrangements (“ASP Service”), or (3) unexpired pro-rata periods of maintenance, minimum ASP Service fees or website subscription fees. As license fees, maintenance fees, minimum ASP Service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are classified as deferred revenue and are recognized as earned revenue in accordance with the Company’s revenue recognition policies described above.

Exhibitors who will purchase and own Systems using their own financing in the Phase II Deployment, will pay an upfront activation fee of $2 thousand per screen to the Company (the “Exhibitor-Buyer Structure”).  These upfront activation fees are recognized in the period in which these exhibitor owned Systems are ready for content, as the Company has no further obligations to the customer, and are paid from VPFs over approximately one year.  Additionally, the Company recognizes activation fee revenue on Phase 2 DC Systems upon installation and are generally collected upfront upon installation.  The Company will then manage the billing and collection of VPFs and will remit all VPFs collected to the exhibitors, less an administrative fee that will approximate 10% of the VPFs collected.

The administrative fee related to the Phase I Deployment approximates 5% of the VPFs collected.  This administrative fee is recognized in the period in which the billing of VPFs occurs, as performance obligations have been substantially met at that time.

Content & Entertainment

CEG has contracts for the theatrical distribution of third party feature films and alternative content.  CEG’s distribution fee revenue is recognized at the time a feature film and alternative content is viewed, based on CEG’s participation in box office receipts.  CEG has the right to receive or bill a portion of the theatrical distribution fee in advance of the exhibition date, and therefore such amount is recorded as a receivable at the time of execution, and all related distribution revenue is deferred until the third party feature films’ or alternative content’s theatrical release date.

Discontinued Operations

Revenues from the delivery of data via satellite and hard drive are recognized upon delivery, as DMS’ performance obligations have been substantially met at that time.

USM has contracts with exhibitors to display pre-show advertisements on their screens, in exchange for certain fees paid to the exhibitors. USM then contracts with businesses of various types to place their advertisements in select theatre locations, designs the advertisement, and places it on-screen for specific periods of time, generally ranging from three to twelve months.  Cinema advertising service revenue, and the associated direct selling, production and support cost, is recognized on a straight-line basis over the period the related in-theatre advertising is displayed, pursuant to the specific terms of each advertising contract. USM has the right to receive or bill the entire amount of the advertising contract upon execution, and therefore such amount is recorded as a receivable at the time of execution, and all related advertising revenue and all direct costs actually incurred are deferred until such time as the in-theatre advertising is displayed.

The right to sell and display such advertising, or other in-theatre programs, products and services, is based upon advertising contracts with exhibitors which stipulate payment terms to such exhibitors for this right. Payment terms generally consist of fixed annual payments or annual minimum guarantee payments, plus a revenue share of the excess of a percentage of advertising revenue over the minimum guarantee, if any.  The Company recognizes the cost of fixed and minimum guarantee payments on a straight-line basis over each advertising contract year, and the revenue share cost, if any, in accordance with the terms of the advertising contract.

Barter advertising revenue is recognized for the fair value of the advertising time surrendered in exchange for alternative content.  The Company includes the value of such exchanges in both Content & Entertainment’s net revenues and direct operating costs.  There may be a timing difference between the screening of alternative content and the screening of the underlying advertising used to acquire the content.  The acquisition cost is being recorded and recognized as a direct operating cost by CEG when the alternative content is screened, and the underlying advertising is being deferred and recognized as revenue ratably over the period such advertising is screened by USM.  For the the fiscal years ended March 31, 2011 and 2010, the Company recorded net revenues and direct operating costs related to barter advertising of $499 and $1,250, respectively.

Movie theatre admission and concession revenues are generated at the Company’s nine-screen digital movie theatre, the Pavilion Theatre. Movie theatre admission revenues are recognized on the date of sale, as the related movie is viewed on that date and the Company’s performance obligation is met at that time. Concession revenues consist of food and beverage sales and are also recognized on the date of sale.

Managed Services' revenues, which consisted of monthly recurring billings pursuant to network monitoring and maintenance contracts, were recognized as revenues in the period the services were provided, and other non-recurring billings were recognized on a time and materials basis as revenues in the period in which the services were provided.

Other revenues, attributable to the Access Digital Server Assets, which consisted of monthly recurring billings for hosting and network access fees, were recognized as revenues in the period the services were provided.

DIRECT OPERATING COSTS

Direct operating costs consist of facility operating costs such as rent, utilities, real estate taxes, repairs and maintenance, insurance and other related expenses, direct personnel costs, amortization of capitalized software development costs, exhibitors payments for displaying cinema advertising and other deferred expenses, such as advertising production, post production and technical support related to developing and displaying advertising.

STOCK-BASED COMPENSATION

For the fiscal years ended March 31, 2011 and 2010, the Company recorded stock-based compensation expense of $2,265 and $1,481, respectively.  During the three months ended June 30, 2010, certain stock-based awards were accelerated upon the retirement of the former CEO, which resulted in recognition of $266 of additional stock-based compensation expense.

The weighted-average grant-date fair value of options granted during the fiscal years ended March 31, 2011 and 2010 was $0.92 and $0.70, respectively.  There were no stock options exercised during the fiscal years ended March 31, 2011 and 2010.

In December 2010, the Company hired a new CEO and issued options to purchase 4,500,000 shares of Class A Common Stock, 1,500,000 of which carry an exercise price of $1.50, 2,500,000 of which carry an exercise price of $3.00, and 500,000 of which carry an exercise price of $5.00.  One-third of the options in each tranche vest on January 3 of each of 2012, 2013 and 2014 and all of the options have a term of ten (10) years.  These options were issued outside of the Company’s equity incentive plan as an inducement for entering into employment with the Company.  The weighted-average grant-date fair value of these options granted was $0.81.

The Company estimated the fair value of stock options at the date of each grant using a Black-Scholes option valuation model with the following assumptions:

	As of March 31,
Assumptions for Option Grants	2011	2010
Range of risk-free interest rates	1.4% – 2.3%	2.3% – 2.7%
Dividend yield	—	—
Expected life (years)	5	5
Range of expected volatilities	77.8% – 78.8%	77.1% – 77.6%

 The risk-free interest rate used in the Black-Scholes option pricing model for options granted under the Company’s stock option plan awards is the historical yield on U.S. Treasury securities with equivalent remaining lives. The Company does not currently anticipate paying any cash dividends on common stock in the foreseeable future. Consequently, an expected dividend yield of zero is used in the Black-Scholes option pricing model.  The Company estimates the expected life of options granted under the Company’s stock option plans using both exercise behavior and post-vesting termination behavior, as well as consideration of outstanding options.   The Company estimates expected volatility for options granted under the Company’s stock option plans based on a measure of historical volatility in the trading market for the Company’s common stock.

Employee stock-based compensation expense, including amounts as part of discontinued operations, related to the Company’s stock-based awards was as follows:

	For the Fiscal Years Ended March 31,
	2011	2010
Direct operating	$54	$68
Selling, general and administrative	2,161	1,372
Research and development	50	41
	$2,265	$1,481

INCOME TAXES

Income taxes have been provided for under the liability method.  Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities as measured by the enacted rates which will be in effect when the differences reverse.  The Company provides a full valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that the deferred tax asset will not be realized.

The Company recognizes a tax benefit from uncertain positions only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authorities’ widely understood administrative practices and precedents.  The tax benefits recognized from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.  At March 31, 2011 and 2010, the Company did not recognize any tax benefits from uncertain tax positions.

NET LOSS PER SHARE

Basic and diluted net loss per common share has been calculated as follows:

Basic and diluted net loss per common share =	Net loss – preferred dividends
Weighted average number of common stock outstanding during the period

Shares issued and any shares that are reacquired during the period are weighted for the portion of the period that they are outstanding.

The Company incurred net losses for each of the fiscal years ended March 31, 2011 and 2010 and, therefore, the impact of dilutive potential common shares from outstanding stock options, warrants, restricted stock, and restricted stock units, totaling 23,845,571 shares and 24,353,517 shares as of March 31, 2011 and 2010, respectively, were excluded from the computation as it would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 167 Amendments to FASB Interpretation No. 46(R) (“SFAS 167”) (which will be codified in ASC 810-10). Revisions to ASC 810-10 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. On April 1, 2010, the Company adopted ASC 810-10 and its adoption did not have a material impact on the Company’s condensed consolidated financial statements.

 In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”), which requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. This consensus eliminates the use of the residual method of allocation and requires allocation using the relative-selling-price method in all circumstances in which an entity recognizes revenue for an arrangement with multiple deliverables. ASU 2009-13 is effective for fiscal years beginning on or after June 15, 2010. The Company will adopt ASU 2009-13 on April 1, 2011 and apply it prospectively. The Company does not expect the adoption of ASU 2009-13 to have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-14, “Software (Topic 985): Certain Revenue Arrangements That Include Software Elements (a consensus of the FASB Emerging Issues Task Force)” (“ASU 2009-14”).  ASU 2009-14 amends ASC 985-605, “Software: Revenue Recognition,” such that tangible products, containing both software and non-software components that function together to deliver the tangible product’s essential functionality, are no longer within the scope of ASC 985-605. It also amends the determination of how arrangement consideration should be allocated to deliverables in a multiple-deliverable revenue arrangement. ASU 2009-14 will become effective for the Company for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company does not expect the adoption of ASU 2009-14 will have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires some new disclosures and clarifies some existing disclosure requirements about fair value measurements codified within ASC 820, “Fair Value Measurements and Disclosures.” ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company has adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value.  Additionally, these amended standards require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3) and is effective for fiscal years beginning after December 15, 2010, which will be effective for the Company as of April 1, 2011.  The Company does not expect the additional disclosure requirements will have a material impact on the Company’s consolidated financial statements.

In March 2010, the FASB issued ASU No. 2010-11, Derivatives and Hedging (Topic 815) - Scope Exception Related to Embedded Credit Derivatives (“ASU 2010-11”). ASU 2010-11 clarifies the scope exception for embedded credit derivative features related to the transfer of credit risk in the form of subordination of one financial instrument to another. The amendments address how to determine which embedded credit derivative features, including those in collateralized debt obligations and synthetic collateralized debt obligations, are considered to be embedded derivatives that should not be analyzed for potential bifurcation and separate accounting.  The amendments in this pronouncement are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  This is effective for the Company as of April 1, 2011. The Company does not expect the adoption of ASU 2010-11 will have a material impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-12, Income Taxes (Topic 740) – Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (“ASU 2010-12”). ASU 2010-12 establishes criteria for measuring the impact on deferred tax assets and liabilities based on provisions of enacted law, the impact of both Acts, the Health Care and Education Reconciliation Act of 2010 and the Patient Protection and Affordable Care Act, should be considered. ASU 2010-12 requires that income tax deductions for the cost of providing prescription drug coverage will be reduced by the amount of any subsidy received. The Company has evaluated ASU 2010-12 and its adoption did not have a significant impact on the Company’s condensed consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition — Milestone Method (“ASU 2010-17”). ASU 2010-17 establishes criteria for a milestone to be considered substantive and allows revenue recognition when the milestone is achieved in research or development arrangements. In addition, it requires disclosure of certain information with respect to arrangements that contain milestones. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010.  ASU 2010-17 is effective for the Company prospectively beginning April 1, 2011.  The Company has evaluated ASU 2010-17 and does not expect its adoption to have a material impact on the Company’s consolidated financial statements.

 In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310) - Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU 2010-20”).  ASU 2010-20 enhances disclosures about the credit quality of financing receivables and the allowance for credit losses. The Company has evaluated ASU 2010-20 and its adoption did not have a significant impact on the Company’s condensed consolidated financial statements.

In May 2011, the FASB has issued Accounting Standards Update (ASU) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU represents the converged guidance of the FASB and the IASB (the Boards) on fair value measurement. The collective efforts of the Boards and their staffs, reflected in ASU 2011-04, have resulted in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term “fair value.” The Boards have concluded the common requirements will result in greater comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRSs.

The amendments to the FASB Accounting Standards Codification™ (Codification) in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. This will be effective for the Company for the interim period starting April 1, 2013.

3.        ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

USM had contracts with exhibitors to display pre-show advertisements on their screens, in exchange for certain fees paid to the exhibitors. USM then contracted with businesses of various types to place their advertisements in select theatre locations, designed the advertisement, and placed it on-screen for specific periods of time, generally ranging from three to twelve months.  The Company determined that this business did not meet its strategic plan and sold USM in September 2011 for $6,000, before transaction expenses of $226, and recognized a gain on the sale of $846 for the fiscal year ended March 31, 2012.   USM was formerly part of the Content & Entertainment segment.

In November 2011, pursuant to an asset purchase agreement, the Company sold to a third party the majority of  assets of Cinedigm's physical and electronic distribution business and trailer distribution business for $1,000 before transaction expenses of $277, and recognized a loss on the sale of $4,606 for the fiscal year ended March 31, 2012.  Concurrently on completion of this transaction, the Company classified $200 of net assets of its non-theatrical DMS business which were not sold as part of this transaction as held for sale and classified these assets as discontinued operations which the Company intends to sell within the next twelve months.  These DMS non-theatrical assets were written down in value by $800 during the fiscal year ended March 31, 2012.  DMS was formerly part of the Services segment.

The Pavilion Theatre generates movie theatre admission and concession revenues. Movie theatre admission revenues are recognized on the date of sale, as the related movie is viewed on that date and the Company's performance obligation is met at that time. Concession revenues consist of food and beverage sales and are also recognized on the date of sale. The Pavilion Theatre, while once a digital cinema test site and showcase for digital cinema technology, is no longer needed in that capacity due to widespread adoption of the technology. Management decided to pursue its sale during the fourth quarter of the year ended March 31, 2010 and classified the Pavilion Theatre as assets held for sale in the year ended March 31, 2010 and reported the results of Pavilion Theatre as discontinued operation for the year ended March 31, 2010 and all subsequent periods.

During the quarter ended September 30, 2010, the Company experienced a reduction in its estimated sales price of the Pavilion Theatre as well as decline in its operating performance. Accordingly, the Company recorded a goodwill impairment charge of $1,763.  As of March 31, 2011, there was no goodwill associated with the Pavilion Theatre.

In May 2011, the Company completed the sale of certain assets and liabilities of the Pavilion Theatre for $150 and from that point forward, it will not be operated by the Company.  Based on the final sales price, the Company recognized a long-lived asset impairment charge of $730 in the fourth quarter.

In addition, assets held for sale and discontinued operations includes Managed Services and Access Digital Server Assets. In August 2010, the Company sold the stock of Managed Services and the Access Digital Server Assets in exchange for $268 in cash and $1,150 in a note receivable under a 46-month service agreement (the "Managed Services Agreement"). The note receivable will be repaid through service credits pursuant to the Managed Services Agreement under which the buyer will continue to perform certain information technology related services for the Company. The Access Digital Server Assets currently host the Company's websites, and provide networking and other information technology services to the Company. If there is an event of default by the buyer or if the Managed Services Agreement is terminated pursuant to its terms, the buyer would be required to pay all of the then outstanding (unused) service credits in cash, with immediate acceleration. The results of the Other segment have been reported in discontinued operation for the fiscal year ended March 31, 2011, and all prior period presentation has been reclassified accordingly.

The assets and liabilities held for sale were comprised of the following:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Accounts receivable, net and notes receivable	$6,759	$7,144
Prepaid expenses and other current assets	529	1,032
Other assets	954	876
Capitalized software costs, net	405	22
Property and equipment, net	12,237	15,185
Goodwill and intangible assets, net	4,286	8,964
Assets held for sale	$25,170	$33,223

Accounts payable and accrued expenses	$3,165	$4,246
Notes payable	142	333
Capital leases	5,625	5,932
Deferred revenue and other	3,632	5,311
Liabilities as part of assets held for sale	$12,564	$15,822

At March 31, 2011, the assets and liabilities held for sale are comprised entirely of the assets and liabilities of USM, DMS and the Pavilion Theatre.

Certain assets and liabilities of the Pavilion Theatre were sold in May 2011 (see Note 15).  The Company has remained the primary obligator on the Pavilion capital lease and therefore, the capital lease obligation and related assets under the capital lease will remain with the Company subsequent to March 31, 2011.

The results of the Pavilion Theatre, USM, DMS, Managed Services and the Access Digital Server Assets have been reported as discontinued operations for all periods presented. The loss from discontinued operations was as follows:

	As Adjusted (See Note 1)
	For the Fiscal Years Ended March 31,
	2011	2010
Revenues	$26,737	$27,443
Costs and Expenses:
Direct operating (exclusive of depreciation and amortization shown below)	18,384	18,712
Selling, general and administrative	7,181	7,058
Provision for doubtful accounts	483	629
Research and development	34	129
Depreciation of property and equipment	2,570	3,202
Loss on disposal of assets	120	—
Amortization of intangible assets	2,558	2,630
Impairment of long-lived assets	730	—
Impairment of goodwill	1,763	—
Total operating expenses	33,823	32,360
Loss from operations	(7,086)	(4,917)
Interest expense	(1,036)	(1,114)
Other expense, net	(115)	(212)
Loss from discontinued operations	$(8,237)	$(6,243)

4.     CONSOLIDATED BALANCE SHEET COMPONENTS

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following:

	As of March 31,
	2011	2010
Cash in banks	$10,748	$5,860
Money market funds	—	3,234
Total cash and cash equivalents	$10,748	$9,094

ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Trade receivables	$13,176	$6,785
Allowance for doubtful accounts	(73)	(119)
Total accounts receivable, net	$13,103	$6,666

RESTRICTED CASH

Restricted cash consisted of the following:

	As of March 31,
	2011	2010
Interest reserve account related to the GE Credit Facility	$—	$6,913
Interest reserve account related to the 2010 Term Loans	5,751	—
Bank certificate of deposit underlying an outstanding bank standby letter of credit for an office space lease	—	255
	$5,751	$7,168

Information related to each specific interest reserve account can be found in Note 6.

PROPERTY AND EQUIPMENT, NET

Property and equipment, net was comprised of the following:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Leasehold improvements	$418	$418
Computer equipment and software	1,541	1,241
Digital cinema projection systems	339,650	297,227
Machinery and equipment	51	51
Furniture and fixtures	317	317
	341,977	299,254
Less - accumulated depreciation and amortization	(125,415)	(93,504)
Total property and equipment, net	$216,562	$205,750

Computer equipment and software consists primarily of software from the Software Acquisition, a software license for Philips’ Cinefence software and internal use software.  Digital cinema projection systems consist entirely of equipment purchased in connection with the Phase I and Phase II Deployments.  The 2010 Term Loans are non-recourse to the Company and are secured by a first priority perfected security interest on all of the digital cinema projection systems of Phase 1 DC (see Note 6).  Other projection system equipment consists entirely of equipment in the USM operations. For the fiscal years ended March 31, 2011 and 2010, total depreciation and amortization of property and equipment amounted to $31,916 and $29,934, respectively.  For the fiscal years ended March 31, 2011 and 2010, the amortization of the Company’s capital leases, and included in depreciation and amortization of property and equipment, amounted to $12 and $10, respectively.

INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	As Adjusted (See Note 1)
	As of March 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Amount	Useful Life (years)
Trademarks	$72	$(58)	$14	3
Corporate trade names	279	(224)	55	2-10
Customer relationships and contracts	1,608	(1,443)	165	3-5
Theatre relationships	550	(125)	425	10-12
Covenants not to compete	1,839	(1,801)	38	3-5
	$4,348	$(3,651)	$697

	As Adjusted (See Note 1)
	As of March 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Amount	Useful Life (years)
Trademarks	$65	$(65)	$—	3
Corporate trade names	279	(181)	98	2-10
Customer relationships and contracts	1,608	(1,246)	362	3-5
Theatre relationships	550	(69)	481	10-12
Covenants not to compete	1,839	(1,756)	83	3-5
	$4,341	$(3,317)	$1,024

For the fiscal years ended March 31, 2011 and 2010, amortization expense amounted to $333 and $348, respectively.  The Company did not record any impairment of intangible assets during the fiscal years ended March 31, 2011 and 2010.

Amortization expense on intangible assets for the next five fiscal years is estimated as follows:

As Adjusted (See Note 1)
For the fiscal years ending March 31,
2012	$234
2013	$106
2014	$85
2015	$54
2016	$54

CAPITALIZED SOFTWARE COSTS, NET

Capitalized software costs, net consisted of the following:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Capitalized software	$7,800	$7,612
Less - accumulated amortization	(4,438)	(3,802)
Total capitalized software costs, net	$3,362	$3,810

For the years ended March 31, 2011 and 2010, amortization of capitalized software costs, which is included in direct operating costs, amounted to $636 and $659, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Accounts payable	$4,877	$920
Accrued compensation and benefits	1,342	759
Accrued taxes payable	167	163
Interest payable	82	841
Accrued other expenses	1,157	1,348
Total accounts payable and accrued expenses	$7,625	$4,031

5.        NOTES RECEIVABLE

Notes receivable consisted of the following:

	As Adjusted (See Note 1)
	As of March 31, 2011		As of March 31, 2010
Note Receivable (as defined below)	Current Portion	Long Term Portion	Current Portion	Long Term Portion
Exhibitor Note	$—	$—	$37	$—
Exhibitor Install Notes	107	608	92	816
FiberMedia Note	—	—	584	—
Managed Services Note	331	688	—	—
	$438	$1,296	$713	$816

In March 2006, in connection with Phase 1 DC’s Phase I Deployment, the Company issued to a certain motion picture exhibitor a 7.5% note receivable for $231 (the “Exhibitor Note”), in return for the Company’s payment for certain financed digital projectors.  The Exhibitor Note required monthly principal and interest payments through September 2010.  During the fiscal year ended March 31, 2011, the Exhibitor Note was repaid in full.

In connection with Phase 1 DC’s Phase I Deployment, the Company agreed to provide financing to certain motion picture exhibitors upon the billing to the motion picture exhibitors by Christie for the installation costs associated with the placement of Systems in movie theatres.  In April 2006, certain motion picture exhibitors agreed to issue to the Company two 8% notes receivable for an aggregate of $1,287 (the “Exhibitor Install Notes”). Under the Exhibitor Install Notes, the motion picture exhibitors are required to make monthly interest only payments through October 2007 and quarterly principal and interest payments thereafter through August 2009 and August 2017, respectively.  As of March 31, 2011 and 2010, the outstanding balance of the Exhibitor Install Notes was $715 and $908, respectively.

In January 2010, FiberMedia issued to Company a 10% note receivable for $584 (the “FiberMedia Note”) related to certain expenses FiberMedia is required to repay to the Company under a master collocation agreement of the IDCs. During the fiscal year ended March 31, 2011, the FiberMedia Note was repaid in full.

In August 2010, in connection with the sale of Managed Services and the Access Digital Server Assets the Company entered into a $1,150 note receivable (the "Managed Services Note") as part of the purchase price.  The Managed Services Note is being repaid through service credits applied against the Managed Services Note under the Managed Services Agreement.  As of March 31, 2011, the outstanding balance of the Managed Services Note was $1,018.

6.        NOTES PAYABLE

Notes payable consisted of the following:

	As Adjusted (See Note 1)
	As of March 31, 2011		As of March 31, 2010
Notes Payable	Current Portion	Long Term Portion	Current Portion	Long Term Portion
Vendor Note	$—	$—	$—	$9,600
GE Credit Facility	—	—	25,129	128,600
2010 Term Loans, net of debt discount	24,151	123,262	—	—
KBC Facilities	4,191	39,705	1,269	7,298
P2 Vendor Note	72	649	66	724
P2 Exhibitor Notes	69	455	44	571
Total non-recourse notes payable	$28,483	$164,071	$26,508	$146,793

2010 Note, net of debt discount	$—	$78,169	$—	$69,521
Total recourse notes payable	$—	$78,169	$—	$69,521
Total notes payable	$28,483	$242,240	$26,508	$216,314

Non-recourse debt is generally defined as debt whereby the lenders’ sole recourse with respect to defaults by the Company is limited to the value of the asset collateralized by the debt.  The Vendor Note and the GE Credit Facility are not guaranteed by the Company or its other subsidiaries, other than Phase 1 DC. The KBC Facility, the P2 Vendor Note and the P2 Exhibitor Notes are not guaranteed by the Company or its other subsidiaries, other than Phase 2 DC.

In August 2009, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an affiliate of Sageview Capital LP (“Sageview” or the “Purchaser”) pursuant to which the Company agreed to issue a Senior Secured Note (the “2009 Note”) in the aggregate principal amount of $75,000 and warrants (the “Sageview Warrants”) to purchase 16,000,000 shares of its Class A Common Stock (the “2009 Private Placement”).  The 2009 Note was later amended and restated on May 6, 2010 (as so amended and restated, the “2010 Note”).  The balance of the 2010 Note, net of the discount associated with the issuance of the Sageview Warrants and the interest of 8% per annum on the 2010 Note to be accrued as an increase in the aggregate principal amount of the 2010 Note (“PIK Interest”), was as follows:

	As of March 31,
	2011	2010
2009 Note, at issuance	$75,000	$75,000
Discount on 2009 Note	(7,213)	(9,359)
PIK Interest	10,382	3,880
2009 Note, net	$78,169	$69,521
Less current portion	—	—
Total long term portion	$78,169	$69,521

In August 2007, Phase 1 DC obtained $9,600 of vendor financing (the “Vendor Note”) for equipment used in Phase 1 DC’s Phase I Deployment. The Vendor Note bears interest at 11% and may be prepaid without penalty.  Interest is due semi-annually commencing February 2008 and is paid by Cinedigm.  The balance of the Vendor Note, together with all unpaid interest, is due on the maturity date of August 1, 2016.  In May 2010, the Vendor Note was repaid in full from the proceeds of the 2010 Term Loans, as discussed below.

In May 2010, CDF I, an indirectly wholly-owned, special purpose, non-recourse subsidiary of the Company, formed in April 2010, entered into a definitive credit agreement (the “2010 Credit Agreement”) with Société Générale, New York Branch (“SocGen”), as co-administrative agent and paying agent for the lenders party thereto and certain other secured parties, and General Electric Capital Corporation (“GECC”), as co-administrative agent and collateral agent (the “Collateral Agent”).  Pursuant to the 2010 Credit Agreement, CDF I borrowed term loans (the “2010 Term Loans”) in the principal amount of $172,500.  These 2010 Term Loans are non-recourse to the Company.  The proceeds of the 2010 Term Loans were used by CDF I to pay all costs, fees and expenses relating to the transaction and to pay $157,456 to Phase 1 DC, as part of the consideration for the acquisition by CDF I of all of the assets and liabilities of Phase 1 DC pursuant to a Sale and Contribution Agreement between CDF I and Phase 1 DC.  Phase 1 DC acquired all of the outstanding membership interests in CDF I pursuant to this Sale and Contribution Agreement.  Phase 1 DC, in turn, extinguished all of its outstanding obligations with respect to the GE Credit Facility and the Vendor Note, and its intercompany obligations owed to the Company.   Under the 2010 Credit Agreement, each of the 2010 Term Loans will bear interest, at the option of CDF I and subject to certain conditions, based on the base rate (generally, the bank prime rate) plus a margin of 2.50% or the Eurodollar rate (subject to a floor of 1.75%), plus a margin of 3.50%.  All collections and revenues of CDF I are deposited into special blocked accounts.  These amounts are included in cash and cash equivalents in the consolidated balance sheets and are only available to pay certain operating expenses, principal, interest, fees, costs and expenses relating to the 2010 Credit Agreement according to certain designated priorities, which totaled $7,492 at March 31, 2011.  On a quarterly basis, if funds remain after the payment of all such amounts, they will be applied to prepay the 2010 Term Loans.  After certain conditions are met, CDF I may use up to 50% of the remaining funds to pay dividends or distributions to Phase 1 DC.  The Company also set up a debt service fund under the 2010 Credit Agreement for future principal and interest payments, classified as restricted cash of $5,751 as of March 31, 2011.

The 2010 Term Loans mature and must be paid in full by April 29, 2016.  In addition, CDF I may prepay the 2010 Term Loans, without premium or penalty, in whole or in part, subject to paying certain breakage costs, if applicable.  The 2010 Credit Agreement also requires each of CDF I’s existing and future direct and indirect domestic subsidiaries (the "Guarantors") to guarantee, under a Guaranty and Security  Agreement dated as of May 6, 2010 by and among CDF I, the Guarantors and the Collateral Agent (the “Guaranty and Security Agreement”), the obligations under the 2010 Credit Agreement, and all such obligations to be secured by a first priority perfected security interest in all of the collective assets of CDF I and the Guarantors, including real estate owned or leased, and all capital stock or other equity interests in Phase 1 DC, CDF I and CDF I’s subsidiaries.  In connection with the 2010 Credit Agreement, AccessDM, the direct parent of Phase 1 DC, entered into a pledge agreement dated as of May 6, 2010 in favor of the Collateral Agent (the “ADM Pledge Agreement”) pursuant to which AccessDM pledged to the Collateral Agent all of the outstanding shares of common stock of Phase 1 DC, and Phase 1 DC entered into a pledge agreement dated as of May 6, 2010 in favor of the Collateral Agent (the “Phase 1 DC Pledge Agreement”) pursuant to which Phase 1 DC pledged to the Collateral Agent all of the outstanding membership interests of CDF I.  The 2010 Credit Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default, as well as conditions to borrowings.  The balance of the 2010 Term Loans, net of the original issue discount, was as follows:

As of March 31, 2011
2010 Term Loans, at issuance	$172,500
Payments to date	(23,626)
Discount on 2010 Term Loans	(1,461)
2010 Term Loans, net	147,413
Less current portion	(24,151)
Total long term portion	$123,262

In June 2010, CDF I executed the three separate Interest Rate Swaps with counterparties for a total notional amount of approximately 66.67% of the amounts to be outstanding at June 15, 2011 under the 2010 Term Loans or an initial amount of $100,000. Under the Interest Rate Swaps, CDF I will effectively pay a fixed rate of 2.16%, to guard against CDF I’s exposure to increases in the variable interest rate under the 2010 Term Loans. SocGen arranged the transaction, which took effect commencing June 15, 2011  as required by the 2010 Term Loans and will remain in effect until at least June 15, 2013.  As principal repayments of the 2010 Term Loans occur, the notional amount will decrease by a pro rata amount, such that approximately $80,000 of the remaining principal amount will be covered by the Interest Rate Swaps at any time.  The Company has not sought hedge accounting and therefore, changes in the value of its Interest Rate Swaps will be recorded in the consolidated statements of operations (see Note 2).

CREDIT FACILITIES

In August 2006, Phase 1 DC entered into an agreement with GECC pursuant to which GECC and certain other lenders agreed to provide to Phase 1 DC a $217,000 Senior Secured Multi Draw Term Loan (the “GE Credit Facility”). Proceeds from the GE Credit Facility were used for the purchase and installation of up to 70% of the aggregate purchase price, including all costs, fees or other expenses associated with the purchase acquisition, receipt, delivery, construction and installation of Systems in connection with Phase 1 DC’s Phase I Deployment and to pay transaction fees and expenses related to the GE Credit Facility, and for certain other specified purposes. The GE Credit Facility was not guaranteed by the Company or its other subsidiaries, other than Phase 1 DC. In May 2010, the GE Credit Facility was extinguished. The write-off of unamortized debt issuance costs of $3,320 and a prepayment penalty of $1,128 resulted in a $4,448 loss on extinguishment of note payable in the consolidated statements of operations.

In April 2008, Phase 1 DC executed the Interest Rate Swap, otherwise known as an “arranged hedge transaction” or "synthetic fixed rate financing" with a counterparty for a notional amount of approximately 90% of the amounts outstanding under the GE Credit Facility or an initial amount of $180,000. Under the Interest Rate Swap, Phase 1 DC will effectively pay a fixed rate of 7.3%, to guard against Phase 1 DC’s exposure to increases in the variable interest rate under the GE Credit Facility. GE Corporate Financial Services arranged the transaction, which took effect commencing August 1, 2008 as required by the GE Credit Facility and will remain in effect until August 2010.  As principal repayments of the GE Credit Facility occur, the notional amount will decrease by a pro rata amount, such that approximately 90% of the remaining principal amount will be covered by the Interest Rate Swap at any time.   In May 2010, the Interest Rate Swap was settled in cash with the counter party for $888 from the proceeds of the 2010 Term Loans discussed above.

In December 2008, Phase 2 B/AIX, a direct wholly-owned subsidiary of Phase 2 DC and an indirect wholly-owned subsidiary of the Company, entered into a credit facility of up to a maximum of $8,900 with KBC Bank NV (the “KBC Facility #1”) to fund the purchase of Systems from Barco, Inc. (“Barco”), to be installed in movie theatres as part of the Company’s Phase II Deployment.  The KBC Facility #1 required interest-only payments at 7.3% per annum through December 31, 2009.  The principal is to be repaid in twenty-eight equal quarterly installments commencing in March 2010 and ending December 31, 2016 (the “Repayment Period”) at an interest rate of 8.5% per annum during the Repayment Period.  The KBC Facility #1 may be prepaid at any time without penalty and is not guaranteed by the Company or its other subsidiaries, other than Phase 2 DC.  As of March 31, 2011, $8,885 has been drawn down on the KBC Facility #1.  As of March 31, 2011 and 2010, the outstanding principal balance of the KBC Facility #1 was $7,298 and $8,567, respectively.

In February 2010, Phase 2 B/AIX entered into an additional credit facility with KBC Bank NV (the “KBC Facility #2”) to fund the purchase of Systems from Barco, to be installed in movie theatres as part of the Company’s Phase II Deployment.  The KBC Facility #2 provides for borrowings of up to a maximum of $2,890 through December 31, 2010 (the “Draw Down Period”) and requires interest-only payments based on the three month London Interbank Offered Rate ("LIBOR") plus 3.75% per annum during the Draw Down Period.  For any funds drawn, the principal is to be repaid in twenty-eight equal quarterly installments commencing in March 2011 and ending December 2017 (the “Repayment Period”) at an interest rate based on the three month LIBOR plus 3.75% per annum during the Repayment Period.  The KBC Facility #2 may be prepaid at any time without penalty and is not guaranteed by the Company or its other subsidiaries, other than Phase 2 DC.  As of March 31, 2011, $1,577 has been drawn down on the KBC Facility #2.  As of March 31, 2011, the outstanding principal balance of the KBC Facility #2 was $1,475.

In May 2010, Phase 2 B/AIX entered into an additional credit facility with KBC Bank NV (the “KBC Facility #3”) to fund the purchase of Systems from Barco, to be installed in movie theatres as part of the Company’s Phase II Deployment.  The KBC Facility #3 provides for borrowings of up to a maximum of $13,312 through December 31, 2010 (the “Draw Down Period”) and requires interest-only payments based on the three month LIBOR plus 3.75% per annum during the Draw Down Period.  For any funds drawn, the principal is to be repaid in twenty-eight equal quarterly installments commencing in December 2011 and ending September 2018 (the “Repayment Period”) at an interest rate based on the three month LIBOR plus 3.75% per annum during the Repayment Period.  The KBC Facility #3 may be prepaid at any time without penalty and is not guaranteed by the Company or its other subsidiaries, other than Phase 2 DC.  As of March 31, 2011, $13,312 has been drawn down on the KBC Facility #3.  As of March 31, 2011, the outstanding principal balance of the KBC Facility #3 was $21,811.

In May 2010, Phase 2 B/AIX entered into an additional credit facility with KBC Bank NV (the “KBC Facility #4”) to fund the purchase of Systems from Barco, to be installed in movie theatres as part of the Company’s Phase II Deployment.  The KBC Facility #4 provides for borrowings of up to a maximum of $22,336 through December 31, 2010 (the “Draw Down Period”) and requires interest-only payments based on the three month LIBOR plus 3.75% per annum during the Draw Down Period.  For any funds drawn, the principal is to be repaid in twenty-eight equal quarterly installments commencing in December 2011 and ending September 2018 (the “Repayment Period”) at an interest rate based on the three month LIBOR plus 3.75% per annum during the Repayment Period.  The KBC Facility #4 may be prepaid at any time without penalty and is not guaranteed by the Company or its other subsidiaries, other than Phase 2 DC.  As of March 31, 2011, $21,811 has been drawn down on the KBC Facility #4.  As of March 31, 2011, the outstanding principal balance of the KBC Facility #4 was $13,312.

At March 31, 2011, the Company was in compliance with all of its debt covenants.

The aggregate principal repayments on the Company’s notes payable, excluding debt discounts, are scheduled to be as follows (as adjusted, see Note 1):

For the fiscal years ending March 31,
2012	$28,483
2013	30,986
2014	32,575
2015	145,573
2016	35,634
Thereafter	32,209
$305,460

The amount for fiscal 2015 includes $36,446 of PIK Interest on the 2010 Note, of which $26,064 is to be accrued as additional principal from April 2011 through August 2014.

7.        STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ RIGHTS

On August 10, 2009, the Company entered into a tax benefit preservation plan (the "Tax Preservation Plan"), dated August 10, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  The Company’s board of directors (the "Board") adopted the Tax Preservation Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on its ability to use net operating loss carryforwards (the "NOLs") to reduce potential future federal income tax obligations.

On August 10, 2009, the Board declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of the Company’s Class A Common Stock and each outstanding share of the Company’s Class B Common Stock, (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock") under the terms of the Tax

Preservation Plan.  The dividend is payable to the stockholders of record as of the close of business on August 10, 2009.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.001 per share, (the "Preferred B Stock") at a price of $6.00, subject to adjustment.  The Rights are not exercisable, and would only become exercisable when any person or group has acquired, subject to certain conditions, beneficial ownership of 4.99% or more of the Company’s outstanding shares of Class A Common Stock.  As of March 31, 2011, the Company did not record the dividends as a 4.99% or more change in the beneficial ownership of the Company’s outstanding shares of Class A Common Stock had not occurred.

CAPITAL STOCK

COMMON STOCK

In April 2010, Imperial Capital, LLC exercised all their warrants under the cashless exercise feature and the Company issued 348,633 shares of Class A Common Stock.

In June 2010, a holder of Preferred Warrants exercised their warrants for $441 and the Company issued 700,000 shares of Class A Common Stock.

In the fiscal year ended March 31, 2011, the Company issued 399,898 shares of Class A Common Stock for restricted stock awards that vested, of which 114,260 were restricted stock awards whose vesting was accelerated upon the retirement of the Company’s CEO, which resulted in approximately $80 of additional stock-based compensation expense included in the consolidated statement of operations.

In September 2010, the Company issued 347,223 shares of Class A Common Stock in connection with a stock purchase agreement with Grassmere Partners, LLC (“Grassmere”) for an aggregate purchase price of  $500, priced at the trailing 20 day average share price of $1.44 per share.

In September 2010, the Company issued 267,068 shares of Class A Common Stock to certain members of the Board of Directors as payment for their services as non-employee directors for the fiscal year ended March 31, 2010, the value of such shares of $390 was included in stock-based compensation in the consolidated statement of operations.

In September 2010, the Company issued 476,776 shares of Class A Common Stock as payment for the cumulative dividends in arrears, up through September 30, 2010, on the Series A 10% Non-Voting Cumulative Preferred Stock (“Preferred Stock”).

In November 2010, the Company's former CEO converted his 633,811 shares of Class B Common Stock into 633,811 shares of Class A Common Stock.

In December 2010, the Company issued 136,055 shares of Class A Common Stock in connection with a stock purchase agreement with the Company's new CEO pursuant to which the Company sold 136,055 shares of Class A Common Stock for an aggregate purchase price of  $200, priced at  $1.47 per share.  Concurrently with the stock purchase agreement, the Company entered into an employment agreement effective January 3, 2011.

In December 2010, the Company issued 68,028 shares of Class A Common Stock to an independent third party as payment of professional fees for $104.

In January 2011, the Company notified the holder of the 700,000 outstanding Preferred Warrants that the Company intended to redeem the Preferred Warrants, as it had satisfied the price and volume conditions required therefor.  The holder elected, in accordance with the terms of the Preferred Warrants, to exercise the Preferred Warrants in full prior to such redemption. Accordingly, in January 2011, the holder of Preferred Warrants exercised its warrants for which the exercise price was paid, also in accordance with the terms of the Preferred Warrants, with the surrender of a portion of their Series A Preferred Stock in lieu of cash, and the Company issued 700,000 shares of Class A Common Stock.  After this transaction, there were 7.12 shares of Series A Preferred Stock issued and outstanding, held by two holders.

In February 2011, certain holders converted their 75,000 shares of Class B Common Stock into 75,000 shares of Class A Common Stock.  After this transaction, there were 25,000 shares of Class B Common Stock issued and outstanding, held by one holder.

In March 2011, per the terms of the employment agreement with the new CEO, the Company issued 63,560 shares of Class A Common Stock with a value of $113 as a minimum bonus that is included in stock-based compensation in the consolidated statement of operations.

PREFERRED STOCK

Cumulative dividends in arrears on the Preferred Stock at March 31, 2011 and 2010 was an accrual of $139 and $450, respectively.

CINEDIGM’S EQUITY INCENTIVE PLAN

The Company’s equity incentive plan (“the Plan”) provided for the issuance of up to 5,000,000 shares of Class A Common Stock to employees, outside directors and consultants. The Company obtained stockholder approval to expand the size of the Plan to 7,000,000 shares of Class A Common Stock at the Company’s 2010 Annual Meeting of Stockholders held on September 14, 2010.

Stock Options

Awards under the Plan may be in any of the following forms (or a combination thereof) (i) stock option awards; (ii) stock appreciation rights; (iii) stock or restricted stock or restricted stock units; or (iv) performance awards.  The Plan provides for the granting of incentive stock options (“ISOs”) with exercise prices not less than the fair market value of the Company’s Class A Common Stock on the date of grant. ISOs granted to shareholders of more than 10% of the total combined voting power of the Company must have exercise prices of at least 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. ISOs and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the participant. The exercise prices and vesting periods (if any) for non-statutory options are set at the discretion of the Company’s Board. Upon a change of control of the Company, all stock options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. In connection with the grants of stock options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.

During the fiscal year ended March 31, 2011, under the Plan, the Company granted stock options to purchase 257,964 shares of its Class A Common Stock to its employees at exercise prices ranging from $1.40 to $2.19 per share, which will vest equally over a three year period.  As of March 31, 2011, the weighted average exercise price for outstanding stock options is $3.12 and the weighted average remaining contractual life is 6.1 years.

The following table summarizes the activity of the Plan related to shares issuable pursuant to outstanding options:

	Shares Under Option	Weighted Average Exercise Price Per Share
Balance at March 31, 2009	2,313,622	$6.11
Granted	1,657,500	1.37
Exercised	—	—
Cancelled	(60,750)	5.56
Balance at March 31, 2010	3,910,372	$4.11
Granted	257,964	1.45
Exercised	—	—
Cancelled	(1,553,349)	5.34
Balance at March 31, 2011	2,614,987	$3.12

An analysis of all options outstanding under the Plan as of March 31, 2011 is presented below:

Range of Prices	Options Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Aggregate Intrinsic Value
$1.37 - $2.49	1,725,887	7.3	$1.38	$675
$2.50 - $4.99	176,500	2.3	3.42	—
$5.00 - $6.99	414,600	3.6	5.30	—
$7.00 - $9.99	123,500	5.2	8.30	—
$10.00 - $13.52	174,500	4.7	11.07	—
	2,614,987	6.1	$3.12	$675

An analysis of all options exercisable under the Plan as of March 31, 2011 is presented below:

Options Exercisable	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Aggregate Intrinsic Value
546,405	4.4	$1.37	$219

For the fiscal years ended March 31, 2011 and 2010, the Company recorded $888 and $838, respectively, of stock-based compensation expense from continuing operations relating to options.  As of March 31, 2011, unamortized stock-based compensation relating to options outstanding totaled $678, which will be expensed as follows:

For the fiscal years ending March 31,	Stock-based Compensation Expense	Weighted Average Fair Value Per Share
2012	$343	$0.79
2013	256	0.79
2014	74	1.08
2015	5	1.24
2016	—	—
Thereafter	—	—
	$678	$0.83

The outstanding options at March 31, 2011 will expire as follows:

For the fiscal years ending March 31,	Number of Shares	Weighted Average Exercise Price Per Share	Exercise Price
2012	40,000	$5.00	$5.00
2013	56,000	3.66	$2.50 - $7.50
2014	490,000	2.48	$1.37 - $5.00
2015	156,500	3.85	$3.60 - $5.00
2016	140,000	7.82	$5.70 - $10.07
Thereafter	1,732,487	2.79	$1.37 - $13.52
	2,614,987	$3.12	$1.37- $13.52

In December 2010, the Company issued the new CEO options to purchase 4,500,000 shares of Class A Common Stock, 1,500,000 of which carry an exercise price of $1.50, 2,500,000 of which carry an exercise price of $3.00, and 500,000 of which carry an exercise price of $5.00.  One-third of the options in each tranche vest on January 3 of each of 2012, 2013 and 2014 and all of the options have a term of ten (10) years.  These options were issued outside of the Plan as an inducement to entering into employment with the Company.  For the fiscal years ended March 31, 2011, the Company recorded $315 of stock-based compensation expense relating to these options.

Restricted Stock Awards

The Plan also provides for the issuance of restricted stock and restricted stock unit awards.  During the fiscal year ended March 31, 2011, the Company granted 153,843 restricted stock units which will vest equally over a three year period.

The following table summarizes the activity of the Plan related to restricted stock awards:

	Restricted Stock Awards	Weighted Average Market Price Per Share
Balance at March 31, 2009	773,168	$1.83
Granted	504,090	1.06
Vested	(139,920)	1.99
Forfeitures	(71,664)	1.67
Balance at March 31, 2010	1,065,674	$1.83
Granted	153,843	1.40
Vested	(399,898)	0.94
Forfeitures	(89,035)	1.44
Balance at March 31, 2011	730,584	$1.40

There were 730,584 restricted stock units granted which have not vested as of March 31, 2011.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

For the fiscal years ended March 31, 2011 and 2010, the Company recorded $559 and $641, respectively, of stock-based compensation expense from continuing operations relating to restricted stock awards.  As of March 31, 2011, unamortized stock-based compensation relating to restricted stock awards outstanding totaled $835, which will be expensed as follows:

For the fiscal years ending March 31,	Stock-based Compensation Expense	Weighted Average Market Price Per Share
2012	$234	$1.42
2013	463	1.16
2014	138	1.40
2015	—	—
2016	—	—
Thereafter	—	—
	$835	$1.34

WARRANTS

Warrants outstanding consist of the following:

	As of March 31,
Outstanding Warrant (as defined below)	2011	2010
July 2005 Private Placement Warrants	—	467,275
August 2005 Warrants	—	760,196
Preferred Warrants	—	1,400,000
Sageview Warrants	16,000,000	16,000,000
Imperial Warrants	—	750,000
	16,000,000	19,377,471

In July 2005, in connection with the July 2005 Private Placement, the Company issued warrants to purchase 477,275 shares of Class A Common Stock at an exercise price of $11.00 per share (the “July 2005 Private Placement Warrants”). The July 2005 Private Placement Warrants were exercisable beginning on February 18, 2006 for a period of five years thereafter. The July 2005 Private Placement Warrants were conditionally callable by the Company. The underlying shares of these warrants were registered for resale.  As of March 31, 2011, all of the July 2005 Private Placements Warrants have expired.

In August 2005, certain then outstanding warrants were exercised for $2,487 and the Company issued to the investors 560,196 shares of Class A Common Stock and warrants to purchase 760,196 shares of Class A Common Stock at an exercise price of $11.39 per share (the “August 2005 Warrants”). The underlying shares of these warrants were registered for resale.  As of March 31, 2011, all of the August 2005 Warrants have expired.

In February 2009, in connection with the issuance of Preferred Stock, the Company issued warrants to purchase 700,000 shares of Class A Common Stock, to each holder of Preferred Stock, at an exercise price of $0.63 per share (the “Preferred Warrants”). The Preferred Warrants are exercisable beginning on March 12, 2009 for a period of five years thereafter. The Preferred Warrants are callable by the Company, provided that the closing price of the Company’s Class A Common Stock is $1.26 per share, 200% of the applicable exercise price, for twenty consecutive trading days and the average daily volume exceeds 50,000 shares.  In June 2010, a holder of Preferred Warrants exercised their warrants for $441 and the Company issued 700,000 shares of Class A Common Stock.

In January 2011, the Company notified the holder of the 700,000 outstanding Preferred Warrants that the Company intended to redeem the Preferred Warrants, as it had satisfied the price and volume conditions required therefor.  The holder elected, in accordance with the terms of the Preferred Warrants, to exercise the Preferred Warrants in full prior to such redemption. Accordingly, in January 2011, the holder of Preferred Warrants exercised its warrants for which the exercise price was paid, also in accordance with the terms of the Preferred Warrants, with the surrender of a portion of their Series A Preferred Stock in lieu of cash, and the Company issued 700,000 shares of Class A Common Stock.

The Sageview Warrants are exercisable beginning on September 30, 2009 and contain customary cashless exercise provision and anti-dilution adjustments, and expire on August 11, 2016 (subject to extension in limited circumstances).  The Company also entered into a Registration Rights Agreement with Sageview pursuant to which the Company agreed to register the resale of the Sageview Warrants and the underlying shares of the Sageview Warrants from time to time in accordance with the terms of such Registration Rights Agreement. Based on the terms of the warrant and the Registration Rights Agreement, the Company determined that the fair value of the Sageview Warrant represented a liability until such time when the underlying common shares were registered.  The shares underlying the Sageview Warrant were registered with the SEC for resale in September 2010 and the Company reclassified the warrant liability of $16,054 to stockholders' equity.   As of March 31, 2011, all 16,000,000 of the Sageview Warrants remained outstanding.

In connection with the 2009 Private Placement (see Note 6), the Company engaged Imperial Capital, LLC (“Imperial”) to provide financial advisory services.  As partial consideration for such services, the Company issued warrants to Imperial to purchase 750,000 shares of Class A Common Stock (the “Imperial Warrants”).  The Imperial Warrants have a customary cashless exercise feature and a strike price of $1.37 per share, become exercisable on February 11, 2010 and expire on August 11, 2014.  In connection with the issuance of the Imperial Warrants, the Company and Imperial entered into a registration rights agreement (the “Imperial Registration Rights Agreement”) pursuant to which the Company agreed to register the shares of Class A Common Stock underlying the Imperial Warrants from time to time if other registrations are filed, in accordance with the terms of the Imperial Registration Rights Agreement.  The fair value of the Imperial Warrants at the date of issuance was $427, using a Black-Scholes option valuation model and was recorded in debt issuance costs and stockholders’ equity in the consolidated financial statements at March 31, 2010.  In April 2010, Imperial exercised all their warrants under the cashless exercise feature and the Company issued 348,633 shares of Class A Common Stock.

8.        COMMITMENTS AND CONTINGENCIES

As of March 31, 2011, in connection with the Phase II Deployment, Phase 2 DC has entered into digital cinema deployment agreements with various motion picture studios for the distribution of digital movie releases to motion picture exhibitors equipped with Systems, and providing for payment of VPFs to Phase 2 DC.  As of March 31, 2011, Phase 2 DC also entered into master license agreements with 92 exhibitors covering a total of 3,875 screens, whereby the exhibitors agreed to the placement of Systems as part of the Phase II Deployment.  Included in the 3,875 contracted screens are contracts covering 3,006 screens with 84 exhibitors  under the Exhibitor-Buyer Structure. As of March 31, 2011, the Company has 2,195 Phase 2 Systems installed, including 1,410 screens under the Exhibitor-Buyer Structure.  For Phase 2 Systems that the Company will own and finance, installation of additional Systems in the Phase II Deployment is contingent upon the completion of financing for the purchase of Systems.

In November 2008, in connection with the Phase II Deployment, Phase 2 DC entered into a supply agreement with Christie, for the purchase of up to 10,000 Systems at agreed upon pricing, as part of the Phase II Deployment.  As of March 31, 2011, the Company has purchased Systems under this agreement for $898 and has no purchase obligations for additional Systems.

In November 2008, in connection with the Phase II Deployment, Phase 2 DC entered into a supply agreement with Barco, for the purchase of up to 5,000 Systems at agreed upon pricing, as part of the Phase II Deployment.  As of March 31, 2011, the Company has purchased Systems under this agreement for an accumulated total of $45,585 and has additional purchase obligations for approximately $5,000.

In March 2009, in connection with the Phase II Deployment, Phase 2 DC entered into a supply agreement with NEC Corporation of America (“NEC”), for the purchase of up to 5,000 Systems at agreed upon pricing, as part of the Phase II Deployment.  As of March 31, 2011, the Company has not purchased any Systems under this agreement.

LITIGATION

We are not party to any pending, threatened or contemplated litigation.

LEASES

As of March 31, 2011, the Company has outstanding capital lease obligations, including from discontinued operations, of $61. The Company’s outstanding capital lease obligations are in the following principal amounts:

		As of March 31,
Entity	Purpose of capital lease	2011	2010
USM	Computer equipment	$8	$40
USM	Other projection system equipment	23	—
DMS	Satellite related equipment	16	99
Phase 2 DC	Computer equipment	14	25
		$61	$164

As of March 31, 2011, minimum future capital lease payments (including interest) totaled $66, are due as follows:

For the fiscal years ending March 31,
2012	$47
2013	14
2014	5
2015	—
2016	—
Thereafter	—
66
Less: amount representing interest	(5)
Outstanding capital lease obligation	$61

Assets recorded under capitalized lease agreements included in property and equipment, net and assets held for sale consists of the following:

	As of March 31,
	2011	2010
Computer equipment	$127	$127
Other projection system equipment	27	—
Machinery and equipment	867	867
	1,021	994
Less: accumulated amortization	(643)	(307)
Net assets under capital lease	$378	$687

Amortization expense on assets under capitalized lease agreements, including discontinued operations, was $337 and $281 for the fiscal years ended March 31, 2011 and 2010 respectively.

The Company’s businesses operate from leased properties under non-cancelable operating lease agreements.  As of March 31, 2011, obligations under non-cancelable operating leases totaled $5,064, including $3,417 for the remaining operating lease agreement for one IDC lease now operated and paid for by FiberMedia, consisting of unrelated third parties, are due as follows:

For the fiscal years ending March 31,
2012	$1,318
2013	1,109
2014	979
2015	883
2016	745
Thereafter	30
$5,064

Total rent expense was $914 and $1,215 for the fiscal years ended March 31, 2011 and 2010, respectively.  The rent expense for fiscal year ended March 31, 2011 excludes the rent expense for the IDC.  FiberMedia currently pays the lease directly to the landlord and the Company will attempt to obtain landlord consent to assign the facility lease to FiberMedia.  Until such landlord consents are obtained, the Company will remain as the lessee.

9.        SUPPLEMENTAL CASH FLOW DISCLOSURE

	As of March 31,
	2011	2010
Interest paid	$24,338	$31,017
Assets acquired under capital leases	$27	901
Accretion of preferred stock discount	$90	$108
Accrued dividends on preferred stock	$394	$400
Issuance of Class A Common Stock as payment of dividends on preferred stock	$655	$—
Issuance of Class A Common Stock for professional services of third parties	$104	$—
Cashless exercise of Preferred Warrants	$441	$—
Issuance of Class A Common Stock to Board of Directors for services	$390	$—
Issuance of Class A Common Stock as bonus to new CEO	$113	$—
Issuance of Class A Common Stock to Aquifer Capital for financial advisory services in connection with the purchase of the 2007 Senior Notes	$—	$198
Issuance of Class A Common Stock to Imperial to provide financial advisory services	$—	$427

10.        SEGMENT INFORMATION

The Company is now comprised of four reportable segments: Phase I Deployment, Phase II Deployment, Services and Content & Entertainment. Our former Other segment has been reclassified as discontinued operations (see Note 1 and Note 3).  The segments were determined based on the products and services provided by each segment and how management reviews and makes decisions regarding segment operations. Performance of the segments is evaluated on the segment’s income (loss) from continuing operations before interest, taxes, depreciation and amortization.  As a result of the change in the Company’s reportable segments during the year ended March 31, 2011, the Company has restated the segment information for the prior periods.  All segment information has been restated to reflect the changes described above for all periods presented.

The Phase I Deployment and Phase II Deployment segments consist of the following:

Operations of:	Products and services provided:
Phase 1 DC
Financing vehicles and administrators for the Company’s 3,724 Systems installed nationwide in Phase 1 DC’s deployment to theatrical exhibitors.  The Company retains ownership of the Systems and the residual cash flows related to the Systems after the repayment of all non-recourse debt and the Company retains at the expiration of exhibitor master license agreements.

Phase 2 DC
Financing vehicles and administrators for the Company’s second digital cinema deployment, through Phase 2 DC.  The Company retains no ownership of the residual cash flows and digital cinema equipment after the completion of cost recoupment and at the expiration of the exhibitor master license agreements.

The Services segment consists of the following:

Operations of:	Products and services provided:
Services
Provides monitoring, billing, collection, verification and other management services to the Company’s Phase I Deployment, Phase II Deployment as well as to exhibitors who purchase their own equipment. Collects and disburses VPFs from motion picture studios and distributors and ACFs from alternative content providers, movie exhibitors and theatrical exhibitors.

Software	Develops and licenses software to the theatrical distribution and exhibition industries, provides ASP Service, and provides software enhancements and consulting services.
DMS
Distributes digital content to movie theatres and other venues having digital cinema equipment and provides satellite-based broadband video, data and Internet transmission, encryption management services, video network origination and management services and a virtual booking center to outsource the booking and scheduling of satellite and fiber networks and provides forensic watermark detection services for motion picture studios and forensic recovery services for content owners.

The Content & Entertainment segment consists of the following:

Operations of:	Products and services provided:
USM	Provides cinema advertising services and entertainment.
CEG	Acquires, distributes and provides the marketing for programs of alternative content and feature films to movie exhibitors.
For the year ended March 31, 2011, the Company has two customers, collectively in the Phase I Deployment, Phase II Deployment and Services segments, that individually represent 10% or more of consolidated revenues.

Information related to the segments of the Company and its subsidiaries is detailed below:

	As Adjusted (See Note 1)
	As of March 31, 2011
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Total intangible assets, net	$435	$—	$38	$224	$1	$698
Total goodwill	$—	$—	$4,197	$1,568	$—	$5,765
Assets from continuing operations	$193,318	$59,704	$12,896	$2,699	$13,701	$282,318
Assets held for sale						25,170
Total assets						$307,488

Notes payable, non-recourse	$147,413	$45,141	$—	$—	$—	$192,554
Notes payable	—	—	—	—	78,169	78,169
Capital leases	—	—	—	—	13	13
Total debt	$147,413	$45,141	$—	$—	$78,182	$270,736

	As Adjusted (See Note 1)
	As of March 31, 2010
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Total intangible assets, net	$481	$—	$49	$494	$—	$1,024
Total goodwill	$—	$—	$4,197	$1,568	$—	$5,765
Assets from continuing operations	$218,305	$12,163	$11,764	$2,726	$18,966	$263,924
Assets held for sale						33,223
Total assets						$297,147

Notes payable, non-recourse	$163,329	$9,972	$—	$—	$—	$173,301
Notes payable	—	—	—	—	69,521	69,521
Capital leases	—	—	—	—	25	25
Total debt	$163,329	$9,972	$—	$—	$69,546	$242,847

	As Adjusted (See Note 1)
	Capital Expenditures
	For the Fiscal Years Ended March 31,
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
2011	$—	$42,411	$758	$136	$1	$43,306
2010	$66	$11,795	$2,015	$178	$72	$14,126

	As Adjusted (See Note 1)
	Statements of Operations
	For the Three Months Ended March 31, 2011
	(Unaudited)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Revenues from external customers	$9,355	$2,427	$3,126	$453	$—	$15,361
Intersegment revenues (1)	2	—	804	(10)	—	796
Total segment revenues	9,357	2,427	3,930	443	—	16,157
Less: intersegment revenues	(2)	—	(804)	10	—	(796)
Total consolidated revenues	$9,355	$2,427	$3,126	$453	$—	$15,361
Direct operating (exclusive of depreciation and amortization shown below) (2)	123	118	627	424	—	1,292
Selling, general and administrative (3)	9	15	907	333	3,250	4,514
Plus: allocation of corporate overhead	—	—	1,132	86	(1,218)	—
Provision for doubtful accounts	(1)	—	2	1	—	2
Research and development	—	—	41	—	—	41
Depreciation and amortization of property and equipment	7,140	1,450	18	1	8	8,617
Amortization of intangible assets	11	—	4	68	—	83
Total operating expenses	7,282	1,583	2,731	913	2,040	14,549
Income (loss) from operations	$2,072	$844	$395	$(460)	$(2,040)	$812

(1) Included in intersegment revenues of the Services segment is $733 for service fees earned from the Phase I and Phase II Deployments.
(2) Included in direct operating of the Services segment is $65 for the amortization of capitalized software development costs.
(3) Included in selling, general and administrative of the Corporate segment is $177 of one-time transition costs related to the retirement of our CEO and $0 of stock-based expenses.

The following employee stock-based compensation expense related to the Company’s stock-based awards is included in the above amounts as follows:

	As Adjusted (See Note 1)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Direct operating	$—	$—	$5	$1	$—	$6
Selling, general and administrative	—	—	46	7	510	563
Research and development	—	—	11	—	—	11
Total stock-based compensation	$—	$—	$62	$8	$510	$580

	As Adjusted (See Note 1)
	Statements of Operations
	For the Three Months Ended March 31, 2010
	(Unaudited)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Revenues from external customers	$9,738	$391	$1,349	$94	$—	$11,572
Intersegment revenues (1)	2	—	1,270	—	—	1,272
Total segment revenues	9,740	391	2,619	94	—	12,844
Less: intersegment revenues	(2)	—	(1,270)	—	—	(1,272)
Total consolidated revenues	$9,738	$391	$1,349	$94	$—	$11,572
Direct operating (exclusive of depreciation and amortization shown below) (2)	21	15	542	274	—	852
Selling, general and administrative	23	11	663	276	1,425	2,398
Provision for doubtful accounts	—	—	(135)	—	—	(135)
Research and development	—	—	31	—	—	31
Depreciation and amortization of property and equipment	7,139	297	45	2	9	7,492
Amortization of intangible assets	12	—	4	67	—	83
Total operating expenses	7,195	323	1,150	619	1,434	10,721
Income (loss) from operations	$2,543	$68	$199	$(525)	$(1,434)	$851

(1) Included in intersegment revenues of the Services segment is $1,046 for service fees earned from the Phase I and Phase II Deployments.
(2) Included in direct operating of the Services segment is $173 for the amortization of capitalized software development costs.

The following employee stock-based compensation expense related to the Company’s stock-based awards is included in the above amounts as follows:

	As Adjusted (See Note 1)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Direct operating	$—	$—	$15	$3	$—	$18
Selling, general and administrative	—	—	122	69	257	448
Research and development	—	—	12	—	—	12
Total stock-based compensation	$—	$—	$149	$72	$257	$478

	As Adjusted (See Note 1)
	Statements of Operations
	For the Fiscal Year Ended March 31, 2011
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Revenues from external customers	$43,431	$6,481	$7,399	$1,128	$—	$58,439
Intersegment revenues (1)	2	—	4,364	—	—	4,366
Total segment revenues	43,433	6,481	11,763	1,128	—	62,805
Less: intersegment revenues	(2)	—	(4,364)	—	—	(4,366)
Total consolidated revenues	$43,431	$6,481	$7,399	$1,128	$—	$58,439
Direct operating (exclusive of depreciation and amortization shown below) (2)	361	185	2,455	1,328	—	4,329
Selling, general and administrative (3)	35	49	2,561	1,319	9,216	13,180
Plus: allocation of corporate overhead	—	—	4,863	388	(5,251)	—
Provision for doubtful accounts	96	11	28	9	—	144
Research and development	—	—	256	—	—	256
Depreciation and amortization of property and equipment	28,557	3,170	149	2	38	31,916
Amortization of intangible assets	46	—	18	269	—	333
Total operating expenses	29,095	3,415	10,330	3,315	4,003	50,158
Income (loss) from operations	$14,336	$3,066	$(2,931)	$(2,187)	$(4,003)	$8,281
(1) Included in intersegment revenues of the Services segment is $4,293 for service fees earned from the Phase I and Phase II Deployments.
(2) Included in direct operating of the Services segment is $636 for the amortization of capitalized software development costs.
(3) Included in selling, general and administrative of the Corporate segment is $1,403 of one-time transition costs related to the retirement of our CEO and $104 of stock-based expenses.

The following employee stock-based compensation expense related to the Company’s stock-based awards is included in the above amounts as follows:

	As Adjusted (See Note 1)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Direct operating	$—	$—	$42	$12	$—	$54
Selling, general and administrative	—	—	174	23	1,858	2,055
Research and development	—	—	50	—	—	50
Total stock-based compensation	$—	$—	$266	$35	$1,858	$2,159

	As Adjusted (See Note 1)
	Statements of Operations
	For the Fiscal Year Ended March 31, 2010
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Revenues from external customers	$43,820	$1,565	$3,176	$1,903	$—	$50,464
Intersegment revenues (1)	5	—	1,715	—	—	1,720
Total segment revenues	43,825	1,565	4,891	1,903	—	52,184
Less: intersegment revenues	(5)	—	(1,715)	—	—	(1,720)
Total consolidated revenues	$43,820	$1,565	$3,176	$1,903	$—	$50,464
Direct operating (exclusive of depreciation and amortization shown below) (2)	361	115	1,802	2,726	—	5,004
Selling, general and administrative	373	551	1,470	917	6,631	9,942
Provision for doubtful accounts	—	—	(95)	—	—	(95)
Research and development	—	—	130	—	—	130
Depreciation and amortization of property and equipment	28,557	1,038	197	9	33	29,834
Amortization of intangible assets	46	—	32	270	—	348
Total operating expenses	29,337	1,704	3,536	3,922	6,664	45,163
Income (loss) from operations	$14,483	$(139)	$(360)	$(2,019)	$(6,664)	$5,301
(1) Included in intersegment revenues of the Services segment is $1,475 for service fees earned from the Phase I and Phase II Deployments.
(2) Included in direct operating of the Services segment is $659 for the amortization of capitalized software development costs.

The following employee stock-based compensation expense related to the Company’s stock-based awards is included in the above amounts as follows:

	As Adjusted (See Note 1)
	Phase I	Phase II	Services	Content & Entertainment	Corporate	Consolidated
Direct operating	$—	$—	$46	$12	$—	$58
Selling, general and administrative	74	—	168	102	1,024	1,368
Research and development	—	—	42	—	—	42
Total stock-based compensation	$74	$—	$256	$114	$1,024	$1,468

11.        RELATED PARTY TRANSACTIONS

In connection with the CEG Acquisition, CEG entered into a services agreement with SD Entertainment, Inc. (“SDE”) to provide certain services and other resources.  An employee officer of CEG is also an officer of SDE.  Payments for such services to SDE for the fiscal years ended March 31, 2011 and 2010 totaled $34 and $64, respectively.

In August 2009, the Company hired Adam M. Mizel to be its Chief Financial Officer and Chief Strategy Officer.  Mr. Mizel has been a member of the Company’s Board of Directors since March 2009 and is currently the Managing Principal of Aquifer Capital Group, LLC and the General Partner of the Aquifer Opportunity Fund, L.P., currently one of the Company’s largest shareholders.

In connection with the 2009 Private Placement, Edward A. Gilhuly, an employee of an affiliate of Sageview, was appointed to the Company’s Board on August 1, 2009.  Following the vote of the Company’s stockholders approving Sageview’s right to nominate a second director to the Company’s Board, Laura Nisonger Sims, an employee of an affiliate of Sageview, was appointed to the Company’s Board on September 20, 2009.

12.        INCOME TAXES

The Company did not record any current or deferred income tax benefit from income taxes in the fiscal years ended March 31, 2011 and 2010.

Net deferred tax assets and liabilities from continuing operations consisted of the following:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$71,144	$61,231
Stock based compensation	4,187	1,634
Revenue deferral	2,352	1,290
Interest rate swap	745	4,218
Other	517	439
Total deferred tax assets before valuation allowance	78,945	68,812
Less: Valuation allowance	(47,700)	(40,157)
Total deferred tax assets after valuation allowance	$31,245	$28,655
Deferred tax liabilities:
Depreciation and amortization	$(30,948)	$(28,363)
Intangibles	(297)	(292)
Other	—	—
Total deferred tax liabilities	(31,245)	(28,655)
Net deferred tax	$—	$—

The Company has provided a valuation allowance equal to its net deferred tax assets for the fiscal years ended March 31, 2011 and 2010.  The Company is required to recognize all or a portion of its deferred tax assets if it believes that it is more likely than not, given the weight of all available evidence, that all or a portion of its deferred tax assets will be realized.  Management assesses the realizability of the deferred tax assets at each interim and annual balance sheet date based on actual and forecasted operating results.  The Company assessed both its positive and negative evidence to determine the proper amount of its required valuation allowance.  Factors considered include the Company's current taxable income and projections of future taxable income.  Management increased the valuation allowance by $7,543 and $8,624 during the fiscal years ended March 31, 2011 and 2010, respectively.  Management will continue to assess the realizability of the deferred tax assets at each interim and annual balance sheet date based on actual and forecasted operating results.

At March 31, 2011, the Company had Federal and state net operating loss carryforwards of approximately $211,000 available to reduce future taxable income.  The federal net operating loss carryforwards will begin to expire in 2020.  Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating losses that may be utilized in future years.  As of March 31, 2011, approximately $6,300 of the Company's  net  operating loss from periods prior to November 2003 are subject to an annual Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382") limitation of approximately $1,300, and approximately $25,100 of net operating losses from periods prior to March 2006 are subject to an annual Section 382 limitation of approximately $9,400.  Net operating losses of approximately $179,600, which were generated since March 2006 are currently not subject to an annual limitation under Section 382.  Future significant ownership changes could cause a portion or all of these net operating losses to expire before utilization.

The differences between the United States statutory federal tax rate and the Company’s effective tax rate are as follows:

	As Adjusted (See Note 1)
	As of March 31,
	2011	2010
Provision at the U.S. statutory federal tax rate	34.0%	34.0%
State income taxes, net of federal benefit	5.4	6.5
Change in valuation allowance	(32.9)	(35.3)
Disallowed interest	(3.7)	(4.1)
Non-deductible equity compensation	(1.6)	(1.0)
Other	(1.2)	(0.1)
Income tax (provision) benefit	—%	—%

Effective April 1, 2007, the Company adopted accounting principles that clarifies the accounting and disclosure for uncertainty in income taxes. The adoption of this interpretation did not have any impact on the Company’s financial statements for the fiscal years ended March 31, 2011 and 2010.

The Company files income tax returns in the U.S. federal jurisdiction and various states. For federal income tax purposes, the Company’s fiscal 2007 through 2011 tax years remain open for examination by the tax authorities under the normal three year statute of limitations.  For state tax purposes, the Company’s fiscal 2006 through 2011 tax years generally remain open for examination by most of the tax authorities under a four year statute of limitations.

In May 2010, the Company received a notice from the Internal Revenue Service that it would undertake an audit of the Company’s federal income tax return for the year ended March 31, 2009.  The examination is not anticipated to have any material impact on the Company's financial statements or gross deferred tax assets.

13.        QUARTERLY FINANCIAL DATA (Unaudited) ($ in thousands, except for share and per share data)

	As Adjusted (See Note 1)
Fiscal Year 2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Revenues	$15,361	$16,087	$13,380	$13,611
Gross margin	$14,069	$15,226	$12,451	$12,364
Net loss from continuing operations (1)	$(4,919)	$(2,399)	$(3,346)	$(10,957)
Basic and diluted net loss per share from continuing operations	$(0.16)	$(0.08)	$(0.11)	$(0.38)
Shares used in computing basic and diluted net loss per share	32,144,731	31,330,641	30,294,306	29,421,168

(1) Includes the following:
Loss on extinguishment of debt related to the GE Credit Facility (see Note 6)	$—	$—	$—	$(4,448)
Change in fair value of interest rate swap related to the 2010 Term Loans (see Note 6)	$(199)	$318	$(987)	$(458)
Change in fair value of warrant liability related to the Sageview Warrants (see Note 6)	$—	$—	$(1,891)	$5,033

	As Adjusted (See Note 1)
Fiscal Year 2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Revenues	$11,572	$14,742	$12,496	$11,654
Gross margin	$10,720	$12,765	$11,085	$10,890
Net loss from continuing operations (1)	$(12,569)	$(4,976)	$(44)	$(5,526)
Basic and diluted net loss per share from continuing operations	$(0.45)	$(0.18)	$(0.01)	$(0.20)
Shares used in computing basic and diluted net loss per share	28,781,294	28,766,686	28,663,959	28,284,401

(1) Includes the following:
Gain on extinguishment of debt related to the 2007 Notes (see Note 6)	$—	$—	$10,744	$—
Change in fair value of interest rate swap related to the GE Credit Facility (see Note 6)	$918	$853	$540	$683
Change in fair value of warrant liability related to the Sageview Warrants (see Note 6)	$(5,500)	$613	$(3,576)	$—

14.        VALUATION AND QUALIFYING ACCOUNTS

	As Adjusted (See Note 1)
Allowance for doubtful accounts	Balance at Beginning of Year	Bad Debt Expense	Deductions (1)	Balance at End of Year
For the Fiscal Year Ended March 31, 2011	$118	$144	$(189)	$73
For the Fiscal Year Ended March 31, 2010	$385	$(95)	$(172)	$118

(1)	Represents write-offs of specific accounts receivable.

15.        SUBSEQUENT EVENTS

The Company has evaluated events and transactions for possible disclosure or recognition in the financial statements.  The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements except as noted below.

In May 2011, the Company completed the sale of certain assets and liabilities of the Pavilion Theatre and from that point forward, it will not be operated by the Company.  The Company has remained the primary obligator on the Pavilion capital lease and therefore, the capital lease obligation and related assets under the capital lease will remain with the Company subsequent to March 31, 2011. In conjunction with the sale, the Company entered into a sublease agreement with the third party purchaser to sublet the Pavilion Theatre and the Company expects to account for the sublease as an operating lease.